                                 SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                  Exchange Act of 1934 (Amendment No.          )

   Filed by the Registrant /X/

   Filed by a Party other than the Registrant / /

   Check the appropriate box:

   / /  Preliminary Proxy Statement        / / Confidential, for Use of the
                                               Commission Only (as permitted by
   /X/  Definitive Proxy Statement             Rule 14a-6(e)(2))

   / /  Definitive Additional Materials

   / /  Soliciting Materials Pursuant to Rule 14a-11(c) or Rule 14a-12


                            The Earthgrains Company
   ----------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)


   ----------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   /X/  No Fee required

   / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
        0-11.

   (1)  Title of each class of securities to which transaction applies:

   ----------------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   / / Fee paid previously with preliminary materials.

   / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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
[EARTHGRAINS LOGO]

THE EARTHGRAINS COMPANY
8400 Maryland Avenue
Saint Louis, Missouri 63105

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 JULY 25, 1997

TO THE SHAREHOLDERS OF
THE EARTHGRAINS COMPANY:

    We are pleased to notify you that the Annual Meeting of the Shareholders of The Earthgrains Company will be held in the Lecture Hall at America's Center, 701 Convention Plaza, Saint Louis, Missouri 63101, on Friday, July 25, 1997 at 10:00 a.m. local time, for the following purposes:

    1. To elect two directors for a three-year term expiring in 2000.

    2. To ratify the 1996 Stock Incentive Plan.

    3. To approve an amendment to the 1996 Stock Incentive Plan, increasing the amount of shares available under the Plan by 300,000 shares.

    4. To approve a new Exceptional Performance Plan.

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The record date for determining shareholders entitled to notice of and to vote at the meeting is the close of business on May 30, 1997.

    A copy of Earthgrains' Annual Report for fiscal year 1997 accompanies this notice and proxy statement.

                                       By order of the Board of Directors

                                       /s/ Joseph M. Noelker
                                       Joseph M. Noelker
                                       Vice President, General Counsel
                                         and Secretary

June 23, 1997

          PLEASE DATE AND SIGN THE ACCOMPANYING PROXY FORM AND RETURN
             IT PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE.

                               [EARTHGRAINS LOGO]

                            THE EARTHGRAINS COMPANY


                                PROXY STATEMENT

    This Proxy Statement is being furnished to all shareholders of record of The Earthgrains Company ("Earthgrains") by its Board of Directors. The Board is using this Proxy Statement to solicit votes on the proxy form which accompanies this Proxy Statement, which votes will be used at the Annual Meeting of Shareholders of Earthgrains to be held on July 25, 1997 and at any adjournment thereof. The purposes of the Meeting, and of the solicitation of votes, is described in the Notice of Annual Meeting of Shareholders which is printed as the first page of this Proxy Statement booklet. If the enclosed proxy form is signed and returned, it may nevertheless be revoked before it has been exercised by taking any of these actions: (i) signing and returning another proxy form bearing a later date, (ii) notifying the Secretary of Earthgrains in writing at any time before the proxy form is exercised, or (iii) attending the Annual Meeting in person and casting a ballot. Any proxy form returned to Earthgrains will be voted as marked. If the proxy form is signed and returned but, as to any issue, no vote is marked, the proxy will be voted in accordance with the Board's recommendation for that issue, as described in this Proxy Statement. Those recommendations are: FOR the election of the two nominees for directors named in this Proxy Statement; FOR Item 2 (ratification of the 1996 Stock Incentive Plan); FOR Item 3 (approval of an amendment to the 1996 Stock Incentive Plan); and FOR Item 4 (approval of the Exceptional Performance Plan).

    A copy of Earthgrains' Annual Report containing financial statements for the fiscal year ended March 25, 1997 has been mailed with this Proxy Statement to each shareholder of record as of the close of business on May 30, 1997.

                              PROXY SOLICITATION

    Votes on proxy forms will be solicited by mail. They may also be solicited by officers and regular employees of Earthgrains, in person or by telephone or mail. The cost of soliciting votes will be borne by Earthgrains, and will consist primarily of printing, postage, and handling, including the expenses of brokerage houses, custodians, nominees, and fiduciaries in forwarding documents to beneficial owners of Earthgrains' stock. In addition, to assist in the solicitation of votes on proxy forms from banks, brokers, and other institutional holders and from other shareholders, Earthgrains has engaged Georgeson & Co., Inc. for a fee of $7,000.

         RECORD DATE, VOTING SECURITIES, AND SIGNIFICANT STOCKHOLDERS

    All holders of record on the record date of shares of the Common Stock, $.01 par value per share ("Common Stock"), of Earthgrains are entitled to vote at the meeting. Each shareholder entitled to vote shall have one vote for each share of Common Stock registered in such shareholder's name on the books of Earthgrains as of the record date.

    The record date fixed by the Board of Directors for determining shareholders entitled to vote at the meeting is the close of business on May 30, 1997. There were 10,783,199 shares of Common Stock outstanding and entitled to vote at the close of business on the record date.

    A majority of the outstanding shares entitled to vote must be represented in person or by proxy at the meeting in order to conduct the election of directors and other matters mentioned in this Proxy Statement. If such a majority is represented at the meeting, then the two nominees for director who receive the highest number of the votes cast will be elected. The other matters require the approving vote of at least a majority of the shares of Common Stock that are actually voted and have the power to vote at the annual meeting. Proxies for shares marked "abstain" on a matter will be considered to be represented at the meeting, but not voted, for these purposes. Shares registered in the names of brokers or other "street name" agents for which proxies are voted on some but not all matters will be considered to be represented at the meeting but voted only as to those matters actually marked on the proxy form.

    The only person known to Earthgrains to be the beneficial owner of more than 5% of its voting securities as of March 25, 1997 is:

                                           AMOUNT AND NATURE          PERCENT
NAME AND ADDRESS                        OF BENEFICIAL OWNERSHIP       OF CLASS
----------------                        -----------------------       --------
FMR Corp.                                      1,240,965               11.51%
82 Devonshire Street
Boston, Massachusetts 02109

                             ELECTION OF DIRECTORS

                            (ITEM 1 ON PROXY FORM)

    Presently seven members serve on the Board of Directors. The Board is divided into three groups, each group as nearly equal in number as possible, serving staggered three-year terms. At this election, two directors in Group I will be elected for a three-year term expiring in 2000.

    Under Earthgrains' Certificate of Incorporation, vacancies in the Board of Directors which may occur during the year may be filled by a majority of the directors then in office, even if those then in office are too few to make a legal quorum. So long as the directors are divided into groups, any director chosen to fill a vacancy shall be of the same group as the director he or she succeeded and shall hold office until the next election of that group of directors by the shareholders of Earthgrains and until his or her successor is duly elected and qualified.

    Each signed and returned proxy form will be voted for the election of all of the nominees of the Board of Directors listed below unless such authority is withheld as to all nominees or as to any specific nominee. Should any nominee become unavailable, for any reason, before the election (which is not anticipated), the proxy form will be voted for substitute person(s) to be selected by the Board of Directors of Earthgrains unless authority to vote for all of the nominees is withheld.

INFORMATION AS TO DIRECTORS, INCLUDING NOMINEES FOR ELECTION

    The Board of Directors has nominated two persons, each of whom is currently a director, for election for a three-year term expiring in 2000. These director nominees are Jaime Iglesias and William E. Stevens.

    Each director's principal occupation for at least the last five years, his or her present position with Earthgrains, the year in which the director first became a director of Earthgrains, his or her directorships with other publicly traded companies and positions with educational, community, and charitable organizations, and his or her age, is described below:

                                    GROUP I
             TO BE ELECTED FOR A THREE-YEAR TERM EXPIRING IN 2000

  [PHOTO]     JAIME IGLESIAS                                                      DIRECTOR SINCE 1996
              Retired since March, 1996. From January 1993 to March 1996, Mr. Iglesias was Chairman
              of the Board of Anheuser-Busch Europe Inc. ("ABEI"), which is a subsidiary of
              Earthgrains' former parent company, Anheuser-Busch Companies, Inc.
              ("Anheuser-Busch"). He was Chief Executive Officer of ABEI from 1989 until March
              1996 and President of ABEI from 1988 until March 1996. Mr. Iglesias was appointed
              President--International Operations of Earthgrains and prior to that served as
              Earthgrains' Vice President--International from 1983 to 1996. He was also Chairman and
              President of Bimbo and President and Senior Vice President--Europe of Anheuser-Busch's
              subsidiary, Anheuser-Busch International, Inc., ("ABII") and has served in such capacities since 1978 and March 1996, respectively. He also served as President and
              Managing Director--Europe of ABII from 1988 until March 1996. Age: 66

  [PHOTO]     WILLIAM E. STEVENS                                                 DIRECTOR SINCE 1996
              Executive Vice President of Mills & Partners since 1996. Mr. Stevens was President,
              Chief Executive Officer and a member of the Board of Directors of United Industries
              Corporation from 1989-1996. Prior to 1989, Mr. Stevens was Executive Vice President
              and a member of the Board of Directors of Black & Decker Corporation. He also serves on the Board of Directors of McCormick & Company, Inc. Age: 54

                           THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                             A VOTE FOR THE ELECTION OF THESE NOMINEES.
                                    ---

                                   GROUP II
                             TERM EXPIRES IN 1998

  [PHOTO]     J. JOE ADORJAN                                                     DIRECTOR SINCE 1996
              Chairman and Chief Executive Officer of Borg-Warner Security Corporation ("Borg-
              Warner"), a Chicago-based provider of security services. Mr. Adorjan was President and Chief Operating Officer of Borg-Warner from April, 1995 to October, 1995 and has been a Director of Borg-Warner since 1993. He was Chairman and Chief Executive Officer of ESCO Electronics Corporation ("ESCO") from 1990 to 1992. He served as President of Emerson Electric Company from 1993 until April 1995. Mr. Adorjan is also a member of the Board of Directors of ESCO Electronics, California Microwave Corporation and
              Goss Printing Company. He also serves as the Chairman of the Board of Trustees of
              Saint Louis University. Age: 58

                                       4


  [PHOTO]     JERRY E. RITTER                                                     DIRECTOR SINCE 1995
              Chairman of the Board of Clark Enterprises--Parent Company of the Saint Louis Blues
              Hockey Club and Kiel Center (the Club's home venue). Mr. Ritter also serves as a consultant to Anheuser-Busch. He was Executive Vice President--Chief Financial and
              Administrative Officer of Anheuser-Busch from 1991 to 1996, and served in several executive capacities at Anheuser-Busch, including Vice President and Group Executive from 1984 to 1990, Vice President--Finance from 1981 to 1983, and Vice
              President--Finance and Treasurer from 1975 to 1981. Mr. Ritter is also a member of the
              Board of Directors of Brown Group, Inc., OmniQuip International, Inc., and the O'Gara
              Company. He also serves as the Vice Chairman of the Board of Commissioners of the
              Saint Louis Science Center. Age: 62

                                   GROUP III
                             TERM EXPIRES IN 1999

  [PHOTO]     BARRY H. BERACHA                                                  DIRECTOR SINCE 1993
              Chief Executive Officer and Chairman of the Board of Directors of Earthgrains since
              March 1996. From 1976 through March, 1996, he was a Vice President and Group Executive
              of Anheuser-Busch, and during that time served in various positions for various
              Anheuser-Busch subsidiaries. Mr. Beracha is also a member of the Board of Directors of
              Metal Container Company, a subsidiary of Anheuser-Busch. Age: 55


  [PHOTO]     PETER F. BENOIST                                                    DIRECTOR SINCE 1996
              Executive Vice President of Mercantile Bank of St. Louis since April, 1997. Executive
              Vice President of Mark Twain Bancshares, Inc. from 1984 to 1997; Director of Mark
              Twain Bancshares, Inc. from 1991 to 1997; Chairman of the Board of Mark Twain Bank from 1986 until June 1996; President of Mark Twain Bank from 1986 until 1989; Chairman of Mark Twain Kansas City Bank from 1992 until June 1996. Mr. Benoist is Director,
              President, and a member of the Executive Committee of Ecumenical Housing Production
              Corp.; Director and Vice Chairman of St. Louis Priory; Trustee of Maryville
              University; and Director of St. Louis Equity Fund. Age: 49

  [PHOTO]     MAXINE K. CLARK                                                   DIRECTOR SINCE 1996
              President and Chief Executive Officer of Smart Stuff, Inc. since 1996, a Saint Louis retail and business consulting firm and developer of the Build-A-Bear Workshop. Ms.
              Clark was President and Chief Merchandising Officer of Payless ShoeSource, Inc. from
              1992 until 1996, and Executive Vice President for Venture Stores, Inc. from 1988 until
              1992. Ms. Clark also is a member of the Board of Directors of Tandy Brands
              Accessories, Inc. and Wave Technologies. Ms. Clark serves as a member of the Board of
              Trustees of the University of Georgia Foundation; as a member of the Advisory Board for The Hatchery, Washington University; and as a member of the Advisory Board for both the Greater Saint Louis Council of Girl Scouts and the United States of America
              Council of Girl Scouts. Age: 48

BOARD OF DIRECTORS MEETINGS, COMMITTEES, AND COMPENSATION

  CERTAIN STANDING COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors has a Compensation and Human Resources Committee and an Audit and Finance Committee, but no standing nominating committee.

    Compensation and Human Resources Committee

    Members of the Compensation and Human Resources Committee of the Board of Directors are J. Joe Adorjan, Maxine K. Clark and Jerry E. Ritter, with Mr. Adorjan serving as Chairman. The Compensation and Human Resources Committee considers and make recommendations to the Board of Directors as to salaries and other compensation to be paid to the executive officers of Earthgrains and to other officers and upper-management employees of Earthgrains and its subsidiaries.

    Audit and Finance Committee

    Members of the Audit and Finance Committee are Peter F. Benoist, Jaime Iglesias and William E. Stevens, with Mr. Benoist serving as Chairman. The Audit and Finance Committee is responsible for recommending to the Board the selection of independent accountants, for reviewing the scope and results of the independent audit and the internal audit function, for the general oversight of the Company's financial reporting, and for the consideration of any recommendations of the independent accountants and internal audit regarding internal controls and other matters. The Committee is also responsible for reviewing the Company's financial plans and policies related to borrowings, dividends and capital structure.

  MEETINGS

    During fiscal year 1997, the Board of Directors met five times. In that same period, both the Compensation and Human Resources Committee and the Audit and Finance Committee met five times. No incumbent director attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and all committees of the Board on which he or she served during the period that he or she served.

  COMPENSATION OF DIRECTORS

    Any director who is also an employee of Earthgrains does not receive additional compensation for service as a director. Directors of Earthgrains who are not employees of Earthgrains or its subsidiaries are paid an annual fee of $20,000 and a fee of $1,500 for each Board of Directors meeting they attend. In addition, each such director is paid $750 for attendance at a committee meeting or for any other meeting where less than a quorum is present. The Chairpersons of the Committees receive an annual fee of $3,500. Non-employee directors receive 25% of their annual compensation in Common Stock and, at their election, may receive up to 100% of their annual compensation in Common Stock. Each such director, upon becoming a director, received an initial grant of 500 shares of Common Stock and automatically receives annual grants of 100 shares of Common Stock.

    In addition to compensation for service as a director during fiscal year 1997, Mr. Iglesias was retained by Earthgrains as a consultant in the area of international sales and marketing issues, for which he was paid $24,050. The terms of the agreement provided Mr. Iglesias would be paid a fee of $3,000 for each eight hour day of consulting services provided, with pay accumulating for days of partial service and guaranteed payment for a minimum of eight days. The agreement terminated according to its terms on March 31, 1997.

                                  STOCK SPLIT

    On May 5, 1997, Earthgrains announced a two-for-one stock split for shareholders of record on May 30, 1997, effective July 28, 1997. All references to the number of shares of Earthgrains' Common Stock and all prices per share in this Proxy Statement are reported on a pre-split basis.

                       SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth information concerning the beneficial ownership of Earthgrains' Common Stock as of March 25, 1997, for each director and nominee for director, each of the executive officers named in the Summary Compensation Table (see page 16 below), and all directors and executive officers as a group. Except as otherwise noted, the individuals have sole voting and investment power with respect to such securities. Included are numbers of shares which were beneficially owned on March 25, 1997 or may be acquired within 60 days after that date pursuant to exercisable employee stock options.

              COMMON STOCK BENEFICIALLY OWNED

                              NUMBER            % OF SHARES
NAME                         OF SHARES          OUTSTANDING
----                         ---------          -----------

Barry H. Beracha.........    173,405<F1>           1.60%

J. Joe Adorjan...........      1,369<F2>           <F*>

Peter F. Benoist.........      1,396<F3>           <F*>

Maxine K. Clark..........        846<F4>           <F*>

Jaime Iglesias...........      2,154<F5>           <F*>

Jerry E. Ritter..........      4,073<F6>           <F*>

William E. Stevens.......        776<F7>           <F*>

John W. Iselin, Jr.......     29,668<F8>           0.28%

Xavier Argente...........      7,273<F9>           <F*>

William H. Opdyke........     14,836<F10>          0.14%

Barry M. Horner..........      9,420<F11>          <F*>

All directors and
  executives officers as
  a group (22 persons)...    312,911<F12>          2.90%

--------

<F*> Person beneficially owns less than 0.1% of Earthgrains' outstanding Common
     Stock.

 <F1> Includes 69,444 shares subject to currently exercisable stock options,
      83,333 shares of restricted stock, subject to forfeiture, and 17,939 shares owned indirectly by Mr. Beracha through his 401(k) plan accounts. Also includes 1,000 shares owned by children of Mr. Beracha, the beneficial ownership of which is disclaimed.

 <F2> Includes 600 shares of restricted stock, subject to forfeiture.

 <F3> Includes 600 shares of restricted stock, subject to forfeiture.

 <F4> Includes 600 shares of restricted stock, subject to forfeiture.

 <F5> Includes 600 shares of restricted stock, subject to forfeiture.

 <F6> Includes 600 shares of restricted stock, subject to forfeiture and 400 shares owned by Mr. Ritter's wife, the beneficial ownership of which is disclaimed.

 <F7> Includes 600 shares of restricted stock, subject to forfeiture.

 <F8> Includes 10,417 shares subject to currently exercisable stock options,
      17,917 shares of restricted stock, subject to forfeiture and 279 shares owned indirectly by Mr. Iselin through his 401(k) plan accounts.

 <F9> Includes 1,967 shares subject to currently exercisable stock options and
      4,583 shares of restricted stock, subject to forfeiture.

<F10> Includes 4,236 shares subject to currently exercisable stock options,
      9,583 shares of restricted stock, subject to forfeiture, and 836 shares owned indirectly by Mr. Opdyke through his 401(k) plan accounts.

<F11> Includes 2,917 shares subject to currently exercisable stock options,
      6,042 shares of restricted stock, subject to forfeiture, and 382 shares owned indirectly by Mr. Horner through his 401(k) plan accounts.

<F12> Includes shares subject to currently exercisable stock options, restricted stock and shares owned indirectly through 401(k) plan accounts and otherwise.

                   RATIFICATION OF 1996 STOCK INCENTIVE PLAN
                            (ITEM 2 ON PROXY FORM)

    The second item to be acted upon at the Annual Meeting is a proposal to ratify The Earthgrains Company 1996 Stock Incentive Plan (the "SIP"), a copy of which is included as Appendix A to this Proxy Statement.

REASONS FOR SEEKING RATIFICATION

    Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the ability of Earthgrains to fully deduct compensation paid to those officers named in the Summary Compensation Table of Earthgrains' proxy statement each year. Those limitations generally do not apply to performance-based compensation. The SIP was adopted and approved by Earthgrains' Board of Directors and sole shareholder in 1996, before Earthgrains became a public company. In order to qualify stock options and certain other awards under the SIP as performance-based, the shareholders of Earthgrains must ratify the SIP at this Annual Meeting. The sole purpose of ratification is, therefore, to secure for Earthgrains certain tax deductions; outstanding awards under the SIP are not conditioned upon, and will not be affected by, ratification.

SUMMARY DESCRIPTION OF THE SIP

    The SIP authorizes the grant of a wide variety of awards, including incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs"), limited stock appreciation rights
("Limited Rights"), Restricted Stock, and Other Stock Interests. ISOs and
NQSOs are both stock options, allowing the recipient to purchase a fixed number of shares of Common Stock for a fixed price; ISOs enable the recipient to enjoy a special tax treatment upon exercise which is not available to holders of NQSOs. An SAR is the right to receive stock, cash, or other property equal in value to the difference between the base price of the SAR and the market price of Earthgrains' Common Stock on the exercise date. Limited Rights are a special kind of cash-only SARs which are exercisable only for a limited time after the occurrence of certain takeover events relating to Earthgrains. Restricted Stock is Common Stock which is issued subject to transfer restrictions and possible forfeiture events. Other Stock Interests include any other compensatory arrangement devised by the SIP's administrative committee which involves Common Stock.

    Approximately 160 officers and key employees of Earthgrains and its subsidiaries and affiliates are eligible to receive awards under the SIP. Non-employee directors are ineligible for awards.

    The SIP is administered by the Board's Compensation and Human Resources Committee (the "Committee"), which consists entirely of directors who are not employees of Earthgrains. Within the limits of the Plan, the Committee determines when and to whom awards are granted, the types of award granted, the number of shares subject to each award, the award's exercise or base price (as applicable) and duration, when awards become exercisable, non-forfeitable, or otherwise vested, and other terms and conditions which the Committee deems appropriate.

    The SIP authorizes the issuance of 1,130,000 shares of Earthgrains' Common Stock pursuant to awards, of which no more than 166,551 shares may be in the form of Restricted Stock grants. In addition, no more than 650,000 shares per calendar year may underlie awards granted to any one person. Appropriate adjustments in these share limits and in the terms of outstanding awards are required for stock splits and similar events. The authority to make new grants of awards under the SIP will expire on February 21, 2006.

    The option price of options and the base price of SARs and Limited Rights generally cannot be less than 100% of the market value of Earthgrains' Common Stock on the grant date. Optionees may pay the option price in cash or Earthgrains' Common Stock, including (if permitted by the Committee) shares otherwise issuable in connection with the exercise. Earthgrains may loan the option price to optionees (to the extent allowed by law). The Committee has authority to permit withholding taxes related to exercises or vesting to be paid with Common Stock; the Committee currently permits withholding taxes related to NQSO exercises and Restricted Stock vesting to be paid with stock. The Committee may accelerate vesting of awards at any time in its discretion. The SIP provides for automatic vesting of awards upon death or disability of a recipient, or upon the occurrence of certain takeover events relating to Earthgrains. Automatic vesting also occurs upon retirement of the recipient, except for Restricted Stock and Other Stock Interests. In the Committee's discretion, award agreements may provide that awards are forfeited if the recipient takes any action prohibited by the award agreement, or if certain events occur or fail to occur.

    The SIP may be amended by the Board of Directors at any time. Certain amendments which increase the number of authorized shares, increase the maximum number of shares which may be awarded to any person in any calendar year, change the class of eligible employees, or withdraw the authority of the Committee to administer the SIP, must be approved by Earthgrains' shareholders.

    The closing price of Earthgrains' Common Stock on June 13, 1997, as reported on the New York Stock Exchange (composite transactions), was $60.625 per share.

PURPOSES OF THE SIP

    The Board of Directors believes that Earthgrains' long-term success is dependent upon its ability to attract and retain outstanding individuals and to motivate them to exert their best efforts on behalf of Earthgrains' interests, and that stock awards are an important part of Earthgrains' incentive compensation of its officers and other management employees. Stock based awards align management's interests directly with those of the shareholders, since the value of the awards is directly linked to the market price of Earthgrains' stock.

AWARDS OUTSTANDING UNDER THE SIP

    As of March 25, 1997, 801,773 stock options and 166,551 shares of Restricted Stock were outstanding under the SIP. No awards have been granted in the current fiscal year, and no other types of awards have been granted. The Committee's policy has been to grant stock options that have ten-year terms, become exercisable in three equal portions over the first three anniversaries after grant, and are subject to forfeiture if the optionee is dismissed from employment or engages in certain competitive activities. The Committee's policy has been to grant Restricted Stock which vests in two equal portions at 54 and 66 months after grant, and which is forfeited if the recipient's employment with Earthgrains ends before vesting or if the recipient engages in certain competitive activities.

    The following table summarizes the grants made to date to the persons and groups of persons indicated (ignoring any awards which might have been forfeited prior to exercise or vesting). Earthgrains is not able to predict the amounts, types, or recipients of future grants.

                            OUTSTANDING SIP AWARDS

                                         DOLLAR VALUE OF         SHARES UNDERLYING
         NAME AND POSITION             RESTRICTED STOCK<F1>      STOCK OPTIONS<F2>
         -----------------             --------------------      -----------------
Barry H. Beracha...................         $2,583,323                237,633
Chairman of the Board and Chief
  Executive Officer

John W. Iselin, Jr.................            555,427                 39,750
Executive Vice President (Domestic
  Baking)

Xavier Argente.....................            174,620                 34,400
Executive Vice President (Bimbo)

William H. Opdyke..................            297,073                 16,708
Executive Vice President
  (Refrigerated Dough Products)

Barry M. Horner....................            187,302                 12,550
Vice President--Bakery Operations

All executive officers as a                  4,961,826                441,826
  group............................

All employees other than executive             233,802                359,947
  officers as a group..............

--------

<F1> The dollar values shown are based on the shares granted and the closing price per share of Common Stock on the grant date. On April 11, 1996 (closing price of $31.00 per share), the named officers received the following shares of Restricted Stock: Messrs. Beracha, 83,333; Iselin, 17,917; Argente, 2,500; Opdyke, 9,583; and Horner, 6,042. Mr. Argente received a second grant of 2,083 shares of Restricted Stock on January 31, 1997, on which date the closing price was $46.625 per share.

<F2> For further information see "Stock Option Grants to Certain Executive
     Officers" page 17 below.

FEDERAL INCOME TAX CONSEQUENCES

  ISOS

    An optionee does not realize taxable income and Earthgrains is not entitled to a deduction on the grant or exercise of an ISO.

    If an optionee holds the shares acquired ("ISO Shares") for at least one year from the exercise date and two years from the grant date (the "Required Holding Periods"), the optionee's gain or loss upon a sale will be long-term capital gain or loss equal to the difference between the amount realized on the sale and the optionee's basis in the ISO Shares. Earthgrains will not be entitled to a deduction.

    If an optionee disposes of the ISO Shares without satisfying the Required Holding Periods, the "disqualifying disposition" will give rise to ordinary income on that date equal to the excess of the fair market value of the ISO Shares on the exercise date (or generally, the sale price if less) over the option price. Earthgrains will ordinarily be entitled to a deduction at the same time equal to the amount of the ordinary income resulting from a disqualifying disposition.

    An optionee does recognize income for alternative minimum tax ("AMT") purposes upon exercise of an ISO, unless there is a disqualifying disposition in the year of exercise. The amount of income is the amount by which the fair market value of the shares received exceed the option price. AMT gain or loss is equal to the excess of the amount realized over the AMT basis, which will include the AMT income on exercise. For Earthgrains' AMT purposes, ISO grant, exercise and sale are treated in the same manner as for regular income tax purposes.

  NQSOS, SARS, AND LIMITED RIGHTS

    An optionee does not realize taxable income on the grant of an NQSO or SAR, but does realize ordinary income on the exercise date. The amount of income in the case of any NQSO exercise is the amount by which the fair market value of the shares received exceeds the option price. The amount of income in the case of an SAR exercise is the amount of cash received plus the fair market value of any shares received.

    Earthgrains will ordinarily be entitled to a deduction on the exercise date equal to the ordinary income realized by the optionee from the exercise of NQSOs or SARs.

    The discussion with respect to SARs above also applies to Limited Rights.

  RESTRICTED STOCK

    A recipient of Restricted Stock generally does not recognize income and Earthgrains generally is not entitled to a deduction at the time of grant. Instead, the recipient recognizes compensation income and Earthgrains is entitled to a deduction on the date on which vesting occurs ("Vesting Date"). The Recipient's holding period will begin on the Vesting Date. The amount of income recognized and the amount of Earthgrains' deduction will equal the fair market value of the vested Restricted Stock on the Vesting Date.

    Any dividends on the Restricted Stock paid to the recipient prior to the Vesting Date will be includible in the recipient's income as compensation and deductible as such by Earthgrains.

    A recipient may, in some circumstances, elect to accelerate the time of inclusion in income to the grant date rather than waiting until the Vesting Date. If the election is made, the recipient recognizes compensation income at the time of grant in the amount of the fair market value of an equal number of unrestricted shares of Common Stock; Earthgrains is entitled to a deduction in the same amount at the same time.

  PARACHUTE PAYMENTS

    Options, SARs, Limited Rights and Restricted Stock provide for accelerated exercisability and vesting upon a change in ownership or control of Earthgrains, which may cause certain amounts to be characterized as parachute payments. An employee generally is deemed to have received a "parachute payment" in the amount of compensation that is contingent upon an ownership change if such compensation exceeds, in the aggregate, three times the employee's base amount, which is generally the employee's average annual compensation for the five preceding years. An employee's "excess parachute payment" is the excess of the employee's total parachute payments over such base amount. An employee will be subject to a 20% excise tax on, and Earthgrains will be denied a deduction for, any excess parachute payment.

  $1,000,000 DEDUCTION LIMIT

    Earthgrains is not allowed a deduction for compensation paid to certain executive officers ("Covered Employees") in excess of $1,000,000 each in any taxable year, except to the extent such excess constitutes performance-based compensation. Compensation from Earthgrains' stock options will constitute performance-based compensation if the SIP is ratified by Earthgrains' shareholders. Compensation from Restricted Stock generally will not be performance-based and, therefore, will not be deductible by Earthgrains to the extent total non-performance-based compensation paid to a Covered Employee in any year exceeds $1,000,000.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 2.
                                                            ---

            APPROVAL OF AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN
                            (ITEM 3 ON PROXY FORM)

    The third item to be acted upon at the Annual Meeting is a proposal to approve an amendment to the 1996 Stock Incentive Plan (the "SIP"). A description of the SIP appears above, beginning on page 8 of this booklet, and a copy of the SIP appears as Appendix A. The Board of Directors has approved, and is seeking shareholder approval of, an increase of 300,000 shares which may be issued pursuant to awards under the SIP. The increase would not apply to Restricted Stock awards, which would remain limited to 166,551 shares; the increase would apply to the SIP's overall limit on all other types of awards and to the SIP's separate limit on shares for which ISOs may be granted.

REASONS FOR SEEKING APPROVAL OF THE AMENDMENT

    Of the 1,130,000 shares originally authorized under the SIP, only 161,676 currently remain available for new grants. Many of the awards granted to date under the SIP were made during Earthgrains' transition from a wholly owned subsidiary of Anheuser-Busch to an independent, publicly traded company. Such grants were made as inducements to retain certain executive officers and key executive employees. The SIP is an effective way to attract, retain and motivate individuals who are important to Earthgrains' continued success. The ability to make stock awards is an important part of the compensation Earthgrains offers; it aligns management's interests directly with those of the shareholders, as the value of the awards under the SIP is directly linked to the market price of Earthgrains' stock. Earthgrains is seeking the 300,000 additional shares to partially replenish the SIP for the transition period retention awards. The additional shares would allow long-term stock incentive awards to continue to be made as the Committee believes is necessary or appropriate. In addition, Earthgrains has been an active participant in the ongoing consolidation of the baking industry, and intends to continue that participation. The successful acquisition of another company depends in significant part on Earthgrains' ability to retain key management personnel of the acquired company. The additional shares will enable Earthgrains to provide those managers with incentives to induce them to stay with the acquired entity and focus their efforts on the successful integration of the companies.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 3.
                                                            ---

                   APPROVAL OF EXCEPTIONAL PERFORMANCE PLAN
                            (ITEM 4 ON PROXY FORM)

    The fourth item to be acted upon at the Annual Meeting is a proposal to approve The Earthgrains Company Exceptional Performance Plan (the "EPP"). A copy of the EPP is attached to this Proxy Statement as Appendix B.

    On May 2, 1997, upon recommendation of the Tax Qualified Subcommittee of the Human Resources and Executive Compensation Committee, the Board of Directors adopted the EPP and directed that it be submitted to the shareholders for approval at this meeting. The Board believes that a competitive pay package should include appropriate intermediate-term compensation incentives to motivate executives to achieve exceptional performance and that the EPP is an appropriate vehicle to provide such incentives.

PURPOSES OF THE EPP

    Earthgrains has established a compensation package for executives which includes both cash bonuses and stock-based compensation (stock options and restricted stock). The cash bonuses are generally tied to the executives' and Earthgrains' performances during the year. The stock-based compensation is intended to provide a longer-term incentive to create shareholder value.

    While Earthgrains believes that annual bonuses and stock-based compensation are valuable components of an overall compensation package, a component aimed at providing medium-term incentives for exceptional performance is lacking. One purpose of the EPP is to provide a framework through which key executives, including the executive officers named in the Summary Compensation Table on page 16 of this Proxy Statement, can receive appropriate cash bonuses for exceptional performance over an intermediate-term period. In addition, the EPP is intended to qualify all bonuses paid to key executives thereunder as performance-based compensation under Section 162(m) of the Internal Revenue Code, thereby ensuring that Earthgrains will be able to deduct all Bonuses payable under the EPP.

SUMMARY DESCRIPTION OF THE EPP

    The following is a description of the major provisions of the EPP. All capitalized terms have the meaning ascribed to them in the EPP.

    Administration by Committee. The EPP must be administered by a committee (which may be a subcommittee of a Board committee) comprised solely of two or more outside directors of Earthgrains. A Tax Qualified Subcommittee of the Human Resources and Executive Compensation Committee is presently serving as the Committee for the EPP.

    Incentive Programs. The EPP authorizes the Committee to establish one or more Programs which allow payment of cash Bonuses to Participants based on pre-established performance goal(s) for designated Performance Periods.

    Eligibility and Participation. Key executive employees of Earthgrains and its Affiliates are eligible to participate in the EPP; approximately 160 individuals meet this requirement. For each Program, the Committee will designate one or more Eligible Employees as Participants and will identify those individuals who are or may become Covered Employees for the applicable Performance Period.

    Performance Criteria and Goals. For each Program, the Committee will establish one or more objective Performance Goals which must be tied to one or more of the following Performance Criteria: sales, revenues, earnings (including, without limitation, earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on assets, return on capital, cash flow, market share, stock price, costs and productivity. No Covered Employee will receive any Bonus under the EPP if the applicable Performance Goal is not met.

    Amounts of Bonuses. The Committee must establish one or more formulas or standards for determining the amounts of Bonuses which may be paid to Participants under each Program. Bonuses paid to any Covered Employee under the EPP in any year cannot exceed $1 million. The Committee is authorized to increase or reduce the amounts of Bonuses payable to non-Covered Employees from the Bonus Formula amounts. The Committee has discretionary authority to reduce, but not to increase, the amount payable to each Covered Employee from the applicable formula amount.

    Change in Control. Upon a Change in Control of Earthgrains, the Committee has the authority to make appropriate adjustments to the Performance Goal(s), Performance Periods, and Bonus Formulas to prevent or limit forfeiture of Bonuses under a Program.

    Amendment and Termination. The Board may amend or terminate the EPP at any time. However, it may not make any amendment to the class of individuals qualifying as Eligible Employees, the Performance Criteria, or the maximum amount of Bonuses which may be paid to a Covered Employee under the EPP in any year, without shareholder approval. The Committee may amend the EPP in any way so long as shareholder approval is not required and the amendment does not jeopardize qualification of Bonuses paid to Covered Employees as performance-based compensation under Section 162(m) of the Internal Revenue Code.

    Federal Income Tax Consequences. Participants will recognize ordinary income in the amount of any Bonuses received in the year of payment. With the possible exception of Bonuses paid upon a Change in Control, Earthgrains will be able to deduct the amount constituting ordinary income to all Participants in the EPP.

THE 1998 CASH INCENTIVE PROGRAM

    On May 2, 1997, The Committee established the 1998 Cash Incentive Program under the EPP (the "1998 Program"). The five-year period which began on the first day of Earthgrains' fiscal year 1998 (March 26, 1997) was established as the Performance Period for the 1998 Program, subject to earlier termination if the Performance Goals are achieved. Approximately 160 key executives of Earthgrains, including the executive officers listed on the Summary Compensation Table on page 16 of this Proxy Statement, were designated as Participants. The 1998 Program established a Primary Performance Goal and a Secondary Performance Goal, each of which is tied to both an earnings measure and a return on capital measure. The Bonus Formula amounts range from 25%-50% of 1998 salary for some Participants and from 50%-100% of 1998 salary for others, depending upon the extent to which the Performance Goals are achieved. Bonuses will be paid to Covered Employees under the 1998 Program only if the shareholders approve the EPP.

THE 1998 CEO CASH INCENTIVE PROGRAM

    On June 13, 1997, the Committee established the 1998 CEO Cash Incentive Program under the EPP (the "1998 CEO Program"). The Performance Period for the 1998 CEO Program is fiscal year 1998. The 1998 CEO Program is designed to provide Earthgrains' CEO with an annual performance bonus tied to Earthgrains' and the CEO's performance. The Performance Goal is tied to both an earnings measure and a return on capital measure. The maximum bonus payable to the CEO is $500,000 under the 1998 CEO Program. No bonus will be paid under the 1998 CEO program unless the shareholders approve the EPP. In the event the total bonus payable to the CEO under the 1998 Program and the 1998 CEO Program exceeds $1,000,000 in any year, the excess will be deferred into subsequent year(s).

ESTIMATE OF BENEFITS

    Because the applicable Performance Period for the 1998 Program and the 1998 CEO Program has not elapsed, it is not possible to determine if the Performance Goals triggering Bonuses will be met. In addition, even assuming that all Performance Goals will be met, predicting the amounts of Bonuses would remain impossible because the Committee has discretion to reduce Bonuses payable to Covered Employees below the Bonus Formula amounts and may otherwise adjust amounts payable to non-Covered Employees from the Bonus Formula amounts. If the EPP, the 1998 Program and the 1998 CEO Program had been in effect during fiscal year 1997, no Bonuses would have been awarded because the Performance Goals established under the 1998 Program and the 1998 CEO Program would not have been met.

OTHER PROGRAMS

    While the 1998 Program and the 1998 CEO Program are the only Programs currently established under the EPP, the Committee is authorized to establish, and may establish, additional Programs pursuant to the EPP.

       THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ITEM 4.
                                                            ---

                            EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION AND HUMAN RESOURCES COMMITTEE FOR FISCAL YEAR 1997

    The Compensation and Human Resources Committee of the Board of Directors (the "Committee") of Earthgrains is comprised of independent, non-employee directors and operates under the authority delegated to it by the Board. The Committee's responsibilities include review and approval of salary, annual incentives, long-term incentives and other compensation for executive officers, including the Chief Executive Officer (the "CEO"), and administration of Earthgrains' employee incentive programs. The following discussion summarizes the philosophies and methods the Committee used in administering Earthgrains' executive compensation and incentive programs for the last fiscal year.

  COMPENSATION PHILOSOPHY

    Earthgrains' principal goal is the maximization of shareholder value, and accordingly, the Committee's paramount objective is to strengthen and monitor the linkage between executive compensation and the creation of value by Earthgrains. The Committee endeavors to accomplish this through a compensation program that both attracts and motivates top executive talent, and that rewards executives for maximizing the key drivers of Earthgrains' economic value.

    Earthgrains' executive officers are eligible for both fixed and variable (based on performance) elements of compensation. In determining the design of these pay components as well as how much is awarded under each component, the Committee is guided by several principles:

    * To attract and retain key executives, the total compensation package must be competitive with median practices in the commodity and branded segments of the food industry.

    * Both annual and long-term incentives must be utilized to achieve Earthgrains' financial performance objectives.

    * All rewards in Earthgrains will be aligned with maximizing the economic value of Earthgrains.

    * Clear communication of each component available to executives, and of the performance required to earn an award, is essential to an effective compensation program.

    The Committee reviews compensation based on this philosophy, Earthgrains' performance and competitive practices. As part of its review, the Committee looks at compensation of a broad group of companies in the food industry (the "survey companies"), including but not limited to the companies included in the S&P Food Index, as reflected in Earthgrains' stock price performance graph on page 19.

    Qualifying compensation for tax deductibility under the Internal Revenue Code is favored by the Committee; Section 162(m) limits to $1 million the annual deduction a publicly held corporation may take for compensation paid to any executive, except with respect to certain performance-based compensation. One of the Section 162(m) requirements of performance-based compensation is that certain provisions must be approved by shareholders. Accordingly, Earthgrains' proposed Exceptional Performance Plan will be submitted to shareholders for approval, and Earthgrains' 1996 Stock Incentive Plan will be submitted for ratification, at this year's annual meeting. However, tax savings are but one consideration among many in the executive compensation equation, and will not be solely determinative where the Committee, in its discretion, finds a different consideration to be more important.

  COMPENSATION PROGRAM COMPONENTS

    During the last fiscal year, Earthgrains' executives were eligible for three compensation components: (1) base salary, (2) annual incentive, and (3) equity-based incentives. In general, base salary is set in advance but can be adjusted periodically, at the discretion of the Committee; annual and equity-based incentives are awarded at the discretion of the Committee. The following discussion outlines the factors the Committee considered when awarding each of the three components.

  BASE SALARY

    Each executive's base salary, including that of the CEO, was initially established to reflect:

    * The executive's experience and the responsibilities attendant to the position; and

    * The median base salaries paid to executives in comparable positions at the survey companies.

The base salaries of the named executive officers, other than Mr. Argente, were governed by their employment agreements. In determining such base salaries, the Committee took into account the factors outlined above. Mr. Argente's agreement contains a minimum annual base sum that serves as a floor amount for his annual salary.

    The Committee intends to review base salaries annually. In evaluating whether an adjustment to an executive's base salary is appropriate, the Committee considers the pay levels at the survey companies and Earthgrains' overall financial performance during the prior fiscal year including such measures as:

    * Sales volumes and market share performance,

    * Operating and net income margin trends,

    * Growth in earnings and cash flow per share,

    * Returns on capital and equity, and

    * Appreciation in value of common shares.

Special consideration may be given to performance measures that bear a close relationship to an executive's particular duties, as well as to the complexity of an individual's responsibilities and the evaluation of the executive's immediate supervisor as to how well those responsibilities were discharged. The Committee, however, does not employ a precise formula in adjusting base salaries and to this extent the determination involves some subjectivity. In accordance with the foregoing, the Committee increased the base salaries of executive officers, including the named executive officers, in the last fiscal year by an average of 6.6% (5.2% can be attributed to merit increases; the remainder to equity adjustments).

  ANNUAL INCENTIVE

    Annual incentives are targeted at the median annual bonuses paid to the executives occupying comparable positions at the survey companies and are based on Earthgrains' and each individual executive's performance. The

Committee established a targeted annual incentive for each executive officer ranging from 30% to 60% of the executive's base salary. Assuming that Earthgrains' performance is at least 80% of the annual performance goal the actual bonus payable to any executive may range from 50% to 140% of the target bonus.

    For the last fiscal year, bonuses for executive officers were determined on the basis of Earthgrains' pre-tax earnings compared with a target established by the Committee. Bonuses for executive officers assigned to the Earthgrains' domestic operations were determined on the basis of domestic pre-tax earnings and bonuses for executive officers assigned to international operations were determined on the basis of international pre-tax earnings.

    For the last fiscal year, Earthgrains exceeded its target pre-tax earnings goal for both domestic and international operations. Accordingly, all executive officers became eligible for annual bonuses equal to 109% of their target annual bonuses. The bonuses were then adjusted for all executive officers based on the Committee's assessment of individual performance. This assessment was discretionary and took into account a number of factors that varied from individual to individual. No specific weight was given to any particular factor. After taking into account these individual adjustments, annual bonuses were awarded to executives that were, on average, 118% of target bonuses.

    Pursuant to the terms of their employment contracts, Messrs. Iselin, Opdyke, and Horner each received special one-time retention bonuses as part of their total bonuses for the last fiscal year, as set forth and footnoted in the Summary Compensation Table.

  EQUITY-BASED INCENTIVES

    Earthgrains uses stock options and restricted stock as a means of retaining and motivating executives over the long term and creating a community of interests between executives and shareholders. An executive's background, position, responsibilities, and individual performance are relevant to the Committee's decision whether to make an award to an executive, as well as to the size and mix (for example, between options and restricted stock) of any such award. Because awards involve the Committee's estimation of an individual executive's potential to contribute to Earthgrains' long-term performance, the Committee considers certain subjective factors in addition to certain objective factors. In order to provide substantial incentive and ownership opportunity at the time of the spin-off, the stock option and restricted stock awards granted to executive officers during the last fiscal year were approximately four-to-five times the annual value of long-term incentive opportunities provided to executives occupying comparable positions in general industry.

  CEO COMPENSATION

    Mr. Beracha's compensation is governed, in part, by his employment agreement with Earthgrains. Pursuant to his employment agreement, Mr. Beracha received a base salary of $500,004 for the last fiscal year and was eligible to receive an annual incentive bonus targeted at $300,000. Earthgrains exceeded its target pre-tax earnings goal for the last fiscal year. Accordingly, Mr. Beracha became eligible to receive an annual bonus equal to 100% of his target award. The factors used to evaluate Mr. Beracha's performance were his success in leading Earthgrains' transition from a subsidiary of Anheuser-Busch to an independent company, the development of sound strategic and operating plans, Earthgrains' improvements in operating performance and the resulting improvement in Earthgrains' stock price. No specific weighting was assigned to these factors in determining the increase.

    The number of stock options and shares of restricted stock granted to Mr. Beracha in the last fiscal year were governed by the terms of his employment agreement. These grants, which were agreed to and approved by the Committee, are consistent with the level of grants made to obtain executive officers, as described above.

  EXECUTIVE STOCK OWNERSHIP

    The Committee believes that it is important for every executive to have an ownership interest in Earthgrains that is significant relative to the executive's base salary. Accordingly, Earthgrains adopted minimum stock ownership guidelines for executive officers, which guidelines are expected to be implemented over the next three to five years.

COMPENSATION AND HUMAN RESOURCES COMMITTEE

J. Joe Adorjan, Chair

Maxine K. Clark

Jerry E. Ritter

SUMMARY COMPENSATION TABLE

    The table below summarizes the compensation paid by Earthgrains for services rendered by the named executive officers during fiscal year 1997.

                                                     SUMMARY COMPENSATION TABLE
                                              ANNUAL COMPENSATION          LONG TERM COMPENSATION
                                          -------------------------------------------------------------
                                                                        RESTRICTED      SECURITIES        ALL OTHER
           NAME AND               FISCAL                                   STOCK        UNDERLYING         COMPEN-
      PRINCIPAL POSITION           YEAR       SALARY      BONUS<F1>     AWARDS<F2>     OPTIONS(#)<F3>     SATION<F4>
      ------------------          ------      ------      ---------     ----------     --------------     ----------
Barry H. Beracha..............     1997      $500,004      $300,000     $2,583,323       237,633          $25,504
Chairman of the Board & Chief
  Executive Officer

John W. Iselin, Jr............     1997       245,040       156,194        555,427        39,750            6,562
Executive Vice President
  (Domestic Baking)

Xavier Argente<F5>............     1997       209,790        80,350        174,620        34,400            1,713
Executive Vice President
  (Bimbo)

William H. Opdyke.............     1997       190,008       100,912        297,073        16,708            9,209
Executive Vice President
  (Refrigerated Dough
  Products)

Barry M. Horner...............     1997       173,750        85,376        187,302        12,550            6,554
Vice President--Bakery
Operations

--------

<F1> Bonus amounts for Messrs. Iselin, Opdyke and Horner include one-time retention bonuses of $38,800, $31,500, and $20,700, respectively.

<F2> The dollar values shown are based on the shares granted and the closing price per share of Common Stock on the grant date. On April 11, 1996 (closing price of $31.00 per share), the named officers received the following shares of Restricted Stock: Messrs. Beracha, 83,333; Iselin, 17,917; Argente, 2,500; Opdyke, 9,583; and Horner, 6,042. Mr. Argente received a second grant of 2,083 shares of Restricted Stock on January 31, 1997, on which date the closing price was $46.625 per share.

<F3> For further information see "Ratification of 1996 Stock Incentive Plan"
     on page 8 above and "Stock Option Grants to Certain Executive Officers" immediately following these footnotes.

<F4> Includes matching contributions made by Earthgrains pursuant to its 401(k)
     plans for the accounts of Messrs. Beracha, Iselin, Opdyke and Horner of $14,923, $4,688, $5,688, and $4,655 respectively, and amounts imputed as income for federal income tax purposes under Earthgrains' life insurance plan during fiscal year 1997 for Messrs. Beracha, Iselin, Argente, Opdyke and Horner of $10,581, $1,874, $1,713, $3,521 and $1,899 respectively. Mr.
     Argente is not eligible to participate in Earthgrains' 401(k) plans.

<F5> Mr. Argente's salary and bonus are paid in Spanish pesetas. The dollar values listed in the table above represent the U.S. dollar amounts Mr. Argente would receive based on the March 25, 1997 conversion rate of 143 Spanish pesetas to one U.S. dollar.

STOCK OPTION GRANTS TO CERTAIN EXECUTIVE OFFICERS

    During fiscal year 1997 stock options were granted to the officers named in the table below, in each case at the average market price of Earthgrains' Common Stock prevailing on the grant date.

                                                 OPTION GRANTS IN LAST FISCAL YEAR

                                              % OF TOTAL
                              NUMBER OF        OPTIONS                                       POTENTIAL REALIZABLE VALUE AT ASSUMED
                               SHARES        GRANTED TO                                     ANNUAL RATES OF STOCK PRICE APPRECIATION
                             UNDERLYING       EMPLOYEES          EXERCISE                             FOR OPTION TERM<F3>
                               OPTIONS        IN FISCAL          PRICE PER    EXPIRATION   ----------------------------------------
          NAME               GRANTED<F1>     YEAR 1997<F2>         SHARE         DATE          0%            5%              10%
          ----               -----------     -------------       ---------    ----------      ---           ---              ---
Barry H. Beracha.........      208,333         29.64%             $30.625      4/09/06       - 0 -      $4,012,472      $10,168,393
                                29,300                             52.25       3/20/07       - 0 -         962,791        2,439,900

John W. Iselin, Jr.......       31,250          4.96%              30.625      4/09/06       - 0 -         601,872        1,525,261
                                 8,500                             52.25       3/20/07       - 0 -         279,308          707,821

Xavier Argente...........        5,900          4.29%              30.625      4/09/06       - 0 -         113,633          287,969
                                20,000                             46.0625     1/30/07       - 0 -         579,369        1,468,235
                                 8,500                             52.25       3/20/07       - 0 -         279,308          707,821

William H. Opdyke........       12,708          2.08%              30.625      4/09/06       - 0 -         244,755          620,257
                                 4,000                             52.25       3/20/07       - 0 -         131,439          333,092

Barry M. Horner..........        8,750          1.57%              30.625      4/09/06       - 0 -         168,524          427,073
                                 3,800                             52.25       3/20/07       - 0 -         124,867          316,438

--------

<F1> See "Ratification of 1996 Stock Incentive Plan" on page 8 above for additional information.

<F2> Percentages are shown for all grants in the fiscal year aggregated together.

<F3> The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation of Earthgrains' Common Stock. If the value of Earthgrains' Common Stock does not appreciate, the options will be valueless. The assumed 5% annual rate of appreciation would result in the following increases in Earthgrains' stock price: $30.625 would increase to $49.88; $46.0625 would increase to $75.03; and $52.25 would increase to $85.11. The assumed 10% annual rate of appreciation would result in the following increases in Earthgrains' stock price: $30.625 would increase to $79.43; $46.0625 would increase to $119.47; and $52.25 would increase to $135.52.

OUTSTANDING OPTIONS HELD BY CERTAIN EXECUTIVE OFFICERS

    As of March 25, 1997, outstanding stock options were held by the officers named in the Summary Compensation Table. No stock options were exercised by any optionee in fiscal year 1997, and no stock options were exercisable at the end of the fiscal year.

                                        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                                                   FISCAL YEAR END OPTION VALUES

                                                                                      NUMBER OF SHARES         VALUE OF UNEXERCISED
                                                                                         UNDERLYING                IN-THE-MONEY
                                                                                     UNEXERCISED OPTIONS        OPTIONS AT FISCAL
                                       SHARES ACQUIRED ON                            AT FISCAL YEAR END            YEAR END<F1>
               NAME                         EXERCISE            VALUE REALIZED       (ALL UNEXERCISABLE)       (ALL UNEXERCISABLE)
               ----                    ------------------       --------------       -------------------       --------------------
Barry H. Beracha...................           - 0 -                  - 0 -                 237,633                  $4,322,910

John W. Iselin, Jr.................           - 0 -                  - 0 -                  39,750                     648,438

Xavier Argente.....................           - 0 -                  - 0 -                  34,400                     228,675

William H. Opdyke..................           - 0 -                  - 0 -                  16,708                     263,691

Barry M. Horner....................           - 0 -                  - 0 -                  12,550                     181,563

--------

<F1> The closing price of Earthgrains' Common Stock on March 25, 1997 was
     $51.375 per share. Options granted with a higher exercise price are ignored in this column.

PENSION PLAN

                              PENSION PLAN TABLE

                                        YEARS OF CREDITED SERVICE
                 -----------------------------------------------------------------------
COMPENSATION       15          20          25          30          35        40 AND OVER
------------     -------     -------     -------     -------     -------     -----------
$  100,000        41,820      48,759      55,698      62,637      69,576        76,515

   200,000        56,947      68,079      83,333     100,000     101,356       112,458

   300,000        75,000     100,000     125,000     150,000     150,000       150,000

   400,000       100,000     133,333     166,667     200,000     200,000       200,000

   600,000       150,000     200,000     250,000     300,000     300,000       300,000

   800,000       200,000     266,667     333,333     400,000     400,000       400,000

 1,000,000       250,000     333,333     416,667     500,000     500,000       500,000

    Earthgrains adopted The Earthgrains Company Pension Plan (the "Pension Plan") effective as of April 1, 1996. The Pension Plan is a defined benefit pension plan intended to comply with the requirements of Section 401(a) of the Internal Revenue Code. Under the Pension Plan, eligible employees receive a benefit based on final average pay and accumulated benefit credits. The benefit is paid in a lump sum or annuity payments for life. Final average pay is the highest five consecutive complete calendar years of pay out of the last ten complete calendar years of pay. "Pay" is all compensation received by a participant excluding bonuses and other forms of compensation which are specifically excluded under the terms of the Pension Plan. Benefit credits are earned according to the following schedule:

Age                                    Annual Benefit Credit
-----------------------------------    ---------------------
Up to 50...........................              12%

51-53..............................              13%

54-56..............................              14%

57-59..............................              15%

60 and over........................              16%

    The Pension Plan Table above presents the estimated annual pension benefits payable to a covered participant at normal retirement age (age 65) under the Pension Plan, as well as all nonqualified supplemental pension plans, based on pay that is covered under the plans and years of service with Earthgrains. These benefit amounts will be offset by Social Security benefits payable at age 65 and a prior plan benefit for service prior to March 26, 1996. However, benefits offset by the prior plan will never be less than the benefits calculated using service after March 26, 1996 with no offset for the prior plan.

    The credited service under the Pension Plan for each of the individuals named in the Summary Compensation Table are as follows: Barry H. Beracha, 28 years and $500,000; John W. Iselin, Jr., 16 years and $245,000; William H. Opdyke, 16 years and $190,000; and Barry M. Horner, 26 years and $180,000. Xavier Argente is not eligible to participate in the Pension Plan or the non-qualified pension plans.

STOCK PRICE PERFORMANCE

    The following performance graph compares the changes, for the period indicated, in the cumulative total value of $100 hypothetically invested in each of (a) Earthgrains Common Stock, (b) the S&P 1500 Stock Index, and (c) the S&P Food Index. Both of the Indices are weighted by capitalization. The S&P 1500 Stock Index is comprised of 500 companies with large capitalization, 400 companies with medium capitalization and 600 companies with small capitalization and reflects the performance of those 1500 publicly traded companies. The S&P 500 companies in the S&P 1500 Stock Index account for approximately 87% of the Index's weighting. The Index's cumulative return was approximately 22% for the period indicated. The S&P Food Index reflects the performance of 13 publicly traded companies, the primary line-of-business of each of which is food products. Its cumulative return was approximately 24% for the period indicated.

                         STOCK PRICE PERFORMANCE GRAPH
                            CUMULATIVE TOTAL RETURN
                         BASED ON REINVESTMENT OF $100
                       MARCH 27, 1996 -- MARCH 25, 1997

                                    [GRAPH]

                                         DOLLAR VALUE<F*> OF $100 INVESTMENT AT
                                         --------------------------------------
                                         MARCH 27, 1996          MARCH 25, 1997
                                         --------------          --------------
      The Earthgrains Company               100.00                   169.03
      S&P 1500 Stock Index                  100.00                   122.20
      S&P Food Index                        100.00                   124.08

--------
<F*> The graph and table above show the values of $100 invested in Earthgrains'
     Common Stock, the S&P 1500 Stock Index, and the S&P Food Index, assuming reinvestment of all dividends. March 27, 1996 was the first day on which Earthgrains' Common Stock opened for trading on the New York Stock Exchange.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Messrs. Beracha, Iselin, Argente, Opdyke and Horner have entered into employment agreements with Earthgrains.

    Mr. Beracha's employment agreement with Earthgrains provides that he became the Chief Executive Officer of Earthgrains effective on March 26, 1996. The current employment agreement ends on March 31, 2001. Mr. Beracha receives a base salary of $500,004 per year. If Mr. Beracha becomes disabled, incapacitated or dies during the term of his employment agreement, he or his revocable living trust or estate will receive his base salary through March 31, 2001.

    Messrs. Iselin, Opdyke and Horner have entered into employment agreements with Earthgrains pursuant to which they hold the positions of Executive Vice President (Domestic Baking), Executive Vice President (Refrigerated Dough Products) and Vice President--Bakery Operations, respectively. Messrs. Iselin, Opdyke and Horner's base salaries are $245,040, $190,008 and $173,750, respectively. Their agreements also provide for a one-time retention bonus that was paid during fiscal year 1997 in the amounts of $38,800, $31,500 and $20,700, respectively. The term of each of their current employment agreements ends on December 31, 1998.

    Each of the named executive officers is eligible to receive an annual incentive bonus, subject to Earthgrains attaining certain performance goals. They are also eligible to receive stock options, stock grants and miscellaneous benefits and perquisites pursuant to programs established by the Compensation and Human Resources Committee of the Board of Directors.

    All of the employment agreements discussed above provide that an executive officer may be terminated at any time without "cause," but if such termination occurs prior to the end of the term of the employment agreement, the executive officer is entitled to receive his base salary through the end of the term. Notwithstanding these provisions, Earthgrains is entitled to terminate an executive officer's employment agreement immediately and without notice if the executive officer engages in certain specified conduct, including the refusal without cause to perform his assigned duties, the open criticism of Earthgrains in the media and the participation in any conduct that the Board of Directors determines to be inimical or contrary to the best interests of Earthgrains ("Termination for Cause"). Upon Termination for Cause,
Earthgrains is obligated only to pay the executive officer's base salary prorated to the date of the termination event. The employment agreements exclude participation in any severance pay plan established by Earthgrains in the event of termination for any reason.

    Any dispute or controversy arising under these employment agreements is to be settled exclusively by arbitration in accordance with the rules of the American Arbitration Association and the arbitration laws of the State of Missouri.

    Mr. Argente entered into an employment agreement with Earthgrains that was executed in Barcelona, Spain. As such, Mr. Argente's agreement is in a different form than those of the other named executive officers and is governed by Spanish law. Pursuant to the agreement, Mr. Argente holds the position of Executive Vice President (Bimbo). He receives a minimum gross annual salary of 30,000,000 pesetas, paid in fifteen installments, one each month, with additional installments in May, July and December. Mr. Argente is also eligible to receive stock options and grants in accordance with Earthgrains' program for making such awards, and an annual bonus as determined from time to time. He also receives travel expense reimbursement and, like the other named executive officers, receives benefits and perquisites pursuant to a program established by Earthgrains' Compensation and Human Resources Committee. Mr. Argente's current employment agreement ends on December 31, 1998.

    A violation of confidentiality or a breach of trust are "fair grounds" for termination of Mr. Argente and Earthgrains may claim relevant compensation for damages. If the termination is declared to have been for fair grounds, Mr. Argente is not entitled to severance. If the dismissal is deemed unfair, the amount of severance he receives varies with the timing of the termination and its reason. Should Earthgrains decide not to renew Mr. Argente's agreement, he is to continue to be paid his salary for varying periods of time, depending on the circumstances.

                        INDEPENDENT PUBLIC ACCOUNTANTS

    The independent public accountants for Earthgrains for the fiscal year ended March 25, 1997 was the independent certified public accounting firm of Price Waterhouse LLP, which firm was selected by the Audit and Finance Committee and Board of Directors of Earthgrains. A representative of Price Waterhouse LLP is expected to attend the Annual Meeting with the opportunity to make a statement and respond to appropriate questions from shareholders.

                             CERTAIN TRANSACTIONS

    In connection with the 1996 spin-off of Earthgrains from Anheuser-Busch, Earthgrains entered into a Corporate Services Agreement (the "Agreement"), pursuant to which Anheuser-Busch would provide certain services to Earthgrains on an interim basis. The services provided under the Agreement include accounting, human resources and computer systems services. Some of the services provided under the Agreement were performed by individuals in departments which previously reported to Jerry E. Ritter, a member of the Board of Directors of Earthgrains, in his then capacity as Executive Vice President--Chief Financial and Administrative Officer of Anheuser-Busch. (Mr. Ritter retired from Anheuser-Busch in 1996.) The total amount of compensation paid to Anheuser-Busch by Earthgrains under the Agreement was approximately $747,000. In the opinion of the management of Earthgrains, all compensation paid for the services received under the Agreement was comparable to fair market rates for such services.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Earthgrains' executive officers and directors are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership of Earthgrains' Common Stock with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to Earthgrains.

    Based solely on a review of the copies of reports furnished to Earthgrains and written representations that no other reports were required, Earthgrains believes that all filing requirements applicable to executive officers and directors have been complied with during the preceding year.

                                OTHER BUSINESS

    Management of Earthgrains does not intend to bring any other matters before the Annual Meeting and, at the date of this Proxy Statement, management is not informed of any matters that others may bring before the meeting. However, if any other matters properly come before the meeting, the persons named in the proxy form submitted herewith will vote such proxy form in accordance with their best judgment on such matters, determined in the manner provided therein.

SHAREHOLDER PROPOSALS

    To be included in Earthgrains' proxy materials for its 1998 Annual Meeting of Shareholders, a shareholder proposal must be received by Earthgrains in writing no later than February 12, 1998. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Earthgrains' fiscal year 1998 proxy materials.

    Under Earthgrains' by-laws, in order for a shareholder proposal to be acted upon at the 1998 Annual Meeting, it must be received in writing by Earthgrains between April 27, 1998 and May 26, 1998, which is not less than 60 days nor more than 90 days prior to the first anniversary date of the preceding year's annual meeting. In addition, the proponent must attend the meeting in person, or have his or her proxy attend the meeting in person to introduce the proposal for action.

FORM 10-K NOTICE

    Pursuant to rules of the Securities and Exchange Commission, Earthgrains will provide to each person receiving a Proxy Statement, upon a written request of such person, without charge, a copy of Earthgrains' Annual Report on Form 10-K including the financial statements and schedules thereto, for its most recent fiscal year required to be filed with that Commission. Earthgrains may impose a reasonable fee for expenses in connection with providing copies of the separate exhibits to such report when such exhibits are requested. Requests should be directed to Joseph M. Noelker, Secretary, The Earthgrains Company, 8400 Maryland Avenue, St. Louis, Missouri 63105.

           PLEASE DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY
               FORM IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES
                  NO POSTAGE IF MAILED IN THE UNITED STATES.
                       YOUR COOPERATION IS APPRECIATED.

St. Louis, Missouri
June 23, 1997

                                                                     APPENDIX A
                                                                     ----------

NOTE: THE 1996 STOCK INCENTIVE PLAN IS SET FORTH BELOW AS IT CURRENTLY EXISTS, PRIOR TO THE PROPOSED AMENDMENT IN ITEM 3 OF THIS PROXY STATEMENT. THE NUMBER IN BRACKETS IN SECTION 2 BELOW WILL BE THE TOTAL NUMBER OF PRE-SPLIT SHARES AVAILABLE IF THE SHAREHOLDERS APPROVE ITEM 3.

                            THE EARTHGRAINS COMPANY

                           1996 STOCK INCENTIVE PLAN

                (AS AMENDED APRIL 11, 1996 AND MARCH 21, 1997)

SECTION 1.  PURPOSE.

    The purpose of the Plan is to attract, retain, motivate and reward employees of the Company and its Subsidiaries and Affiliates with stock-related compensation arrangements.

SECTION 2.  MAXIMUM NUMBER OF SHARES.

    (a)The maximum number of shares of Stock which may be issued pursuant to Awards under the Plan, and the maximum number of shares for which ISOs may be granted under the Plan, shall be 1,130,000 [1,430,000] shares, subject to adjustment as provided in Section 11. For this purpose:

        (i) The number of shares underlying an Award shall be counted against the Plan maximum ("used") at the time of grant; shares underlying alternative Awards shall be counted only once.

        (ii) When an Award is payable in cash and the amount of such cash is based on the value of a number of shares of Stock which is determinable at the time of grant, that determinable number of shares shall be deemed to underlie that Award for purposes of the Plan. If the amount of such cash, including any cash provided pursuant to Section 15 below, in effect is calculated by applying a percentage to the Fair Market Value of a certain number of shares of Stock, if such percentage is determinable at the date of grant, and if such determinable percentage in effect exceeds 100%, the Committee shall determine at the time of grant the number of shares which is deemed to underlie such Award.

        (iii) If the number of shares underlying an Award is not determinable at the time of grant, the Committee shall determine at the time of grant a number of shares which is deemed to underlie such Award; that number may be adjusted after grant as the Committee deems appropriate.

        (iv) Shares which underlie Awards that (in whole or part) expire, terminate, are forfeited, or otherwise become non-payable, or which are recaptured by the Company in connection with a forfeiture event, may be re-used in new grants to the extent of such expiration, termination, forfeiture, non-payability, or recapture.

    (b) Notwithstanding any other provisions of the Plan, the maximum number of shares underlying Awards that may be granted to any Eligible Employee during any calendar year shall be 650,000, subject to adjustment as provided in
Section 11.

    (c) No more than 166,551 shares of Restricted Stock shall be granted under the Plan (not counting, for this purpose, Restricted Stock issuable upon exercise of Options or SARs), subject to adjustment as provided in Section 11.

    (d) In its discretion, the Company may issue treasury shares or authorized but previously unissued shares.

SECTION 3.  ELIGIBILITY.

    Officers and management employees of the Company, Subsidiaries or Affiliates shall be eligible to receive Awards under the Plan. A Director of the Company or a Subsidiary or an Affiliate shall be eligible only if he or she also is an officer or employee of the Company, a Subsidiary or an Affiliate. Notwithstanding the foregoing, persons employed only by Affiliates shall not be eligible to receive ISOs.

SECTION 4.  GENERAL PROVISIONS RELATING TO AWARDS.

    (a) Subject to the limitations in the Plan, the Committee may cause the Company to grant Awards to such Eligible Employees, at such times, of such types, in such amounts, for such periods, becoming exercisable at such times, with such features, with such option prices, purchase prices or base prices, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate. Each Award shall be evidenced by a written Award Agreement between the Company and the Recipient. In granting an Award, the Committee may take into account any factor it deems appropriate and consistent with the purpose of the Plan.

    (b) Except as otherwise provided in the Plan, one or more Awards may be granted separately or as alternatives to each other. If Awards are alternatives to each other:

        (i) the exercise of all or part of one automatically shall cause an immediate equal and corresponding termination of the other; and

        (ii) unless the Award Agreement or the Committee expressly permit otherwise, alternative Awards which are transferable may be transferred only as a unit, and alternative Awards which are exercisable must be exercisable by the same person or persons.

    (c) All or any portion of any payment to a Recipient, whether in cash or shares of Stock, may be deferred to a later date if and as provided in the Award Agreement. Deferrals may be for such periods and upon such terms and conditions (including the provision of interest, dividend equivalents, or other return on such amounts) as the Committee may determine. The Committee may structure Award Agreements so that the imposition of income and other taxes on Recipients is deferred in whole or part.

    (d) Award Agreements may contain any provision approved by the Committee relating to the period for exercise or vesting after termination of employment. Except to the extent otherwise expressly provided in the Award Agreement, termination of employment includes separation from the group of companies comprised of the Company and its Subsidiaries and Affiliates for any reason, including death, Disability, retirement, resignation, dismissal, disposition of a Subsidiary or operation (whether by stock or asset sale or otherwise), disposition of an interest in an Affiliate, spin-off, shutdown, or any other event.

    (e) Award Agreements may, in the discretion of the Committee, contain a provision permitting a Recipient to designate the person who may exercise or receive an Award upon the Recipient's death, either by will or by appropriate notice to the Company.

    (f) A Recipient shall have none of the rights of a shareholder with respect to shares of Stock covered by his or her Award until shares are issued in his or her name.

    (g) The Committee may provide in Award Agreements that Awards, except for ISOs and SARs which are alternatives to ISOs, are transferable. Transferability may be subject to such conditions and limitations as the Committee deems appropriate. Except to the extent otherwise expressly set forth in the Award Agreement, Awards shall not be transferable other than by will or the laws of descent and distribution, and (if exercise is required) shall be exercisable during the Recipient's lifetime only by the Recipient or his or her guardian or legal representative. This paragraph shall not apply to Restricted Stock after it vests.

SECTION 5.  OPTIONS AND SARs.

    (a) Except as provided in Section 11(b), the option price per share of Options or the base price of SARs shall not be less than Fair Market Value per share of Stock on the Options' or the SARs' grant date, nor less than the par value of a share of Stock, except that SARs which are alternatives to Options but which are granted at a later time may have a base price equal to the option price even though the base price is less than Fair Market Value on the date the SARs are granted.

    (b) The grant of Options and their related Option Agreement must clearly identify the Options as either ISOs or as NQSOs.

    (c) If Options, SARs, and/or Limited Rights are granted as alternatives to each other: (i) the option prices and the base prices (as applicable) shall be equal, (ii) SARs and/or Limited Rights which are alternatives to ISOs may be granted only at the same time the ISOs are granted, and (iii) SARs which are alternatives to Options, and Limited

Rights which are alternatives to Options or SARs, shall expire or terminate at the same time as the Options or SARs to which they are alternatives.

    (d) In the case of SARs, the Award Agreement may specify the form of payment or may provide that the form is to be determined at a later date, and may require the satisfaction of any rules or conditions in connection with receiving payment in any particular form. If the Recipient is a Reporting
Person at the time of grant or during the SARs' term and is given an election to receive cash in full or partial settlement of SARs, the Committee shall have sole discretion to approve or disapprove such election at any time after it is made.

    (e) Notwithstanding any other provision of the Plan, no Options or SARs shall contain a so-called "reload" feature under which Options or SARs are automatically granted to Recipients upon exercise of Options or SARs.

SECTION 6.  LIMITED RIGHTS.

    (a) The Committee shall have authority to grant limited stock appreciation rights ("Limited Rights") to any Recipient of any Options or SARs granted under the Plan (the "Related Award") with respect to all or some of the shares of Stock which underlie such Related Award. Limited Rights shall not be granted separately, but shall be granted only as alternatives to their Related Award. Limited Rights may be granted either at the time of grant of the Related Award or (except in the case of ISOs) at any time thereafter during its term. Limited Rights shall be exercisable or payable at such times, payable in such amounts, and subject to such other terms, conditions, and restrictions as the Committee deems appropriate.

    (b) The Committee shall place on any Limited Rights granted to a Reporting Person such restrictions as may be required by Rule 16b-3 at the time of grant, and shall amend the Plan accordingly to the extent required by Rule
16b-3. The Committee shall place on any Limited Rights for which the Related Award is ISOs such restrictions as may be required by the Code at the time of grant, and shall amend the Plan accordingly to the extent required by the Code.

SECTION 7.  RESTRICTED STOCK.

    (a) "Restricted Stock" means Stock issued to a Recipient which is subject to transfer restrictions prior to vesting and is subject to forfeiture upon the happening of such events or such conditions or upon the failure to satisfy such rules, requirements and conditions as the Committee specifies in the Award Agreement. Stock issued in connection with an Award Agreement is not Restricted Stock unless so designated in the Award Agreement or in a rule or resolution of the Committee. When Restricted Stock vests, it ceases to be Restricted Stock for purposes of the Plan.

    (b) The certificate representing the shares of Restricted Stock issued in the name of the Recipient may be held by the Company and/or may have a legend placed upon it to the effect that the shares represented by it are subject to, and may not be transferred except in accordance with the Plan and the Award Agreement relating to such shares. Dividends relating to shares of Restricted Stock may be paid to the Recipient or held by the Company for the Recipient's benefit, as the Committee may provide in the Award Agreement; if held by the Company, the Committee may require that the Company pay interest or other return to the Recipient on any cash dividends at such rate(s) and time(s) as the Committee provides in the Award Agreement.

    (c) If the Recipient of Restricted Stock is a Reporting Person on the grant date, at least one of the following requirements shall be satisfied:

        (i) the Award is a stock bonus granted for no consideration (other than services rendered or to be rendered);

        (ii) the Award is a stock bonus granted for the minimum amount of consideration (other then services) required by applicable corporate law, which amount in no event exceeds 10% of the Fair Market Value of a share of Stock on the payment date, and which amount is paid to the Company within 60 days after the grant date:

        (iii) the Award consists of Options which are payable in Restricted Stock; or

        (iv) the Award is an Other Stock Interest which is payable in Restricted Stock and which either is granted in conformity with (i) or (ii) above, or constitutes an option or similar right (including a stock appreciation right) or any other type of derivative security for the purposes of Rule 16b-3.

    This paragraph (c) shall apply to a grant only when required by Rule 16b-3 at the time and under the circumstances of the grant.

SECTION 8.  OTHER STOCK INTERESTS.

    "Other Stock Interest" means any compensatory arrangement not inconsistent with the Plan which is established by the Committee and which might (a) involve the issuance of Stock to an Eligible Employee or (b) involve or be treated as involving the acquisition or disposition of an equity security of the Company for purposes of Section 16 of the Act. Other Stock Interests are not limited to any specific form or structure. Without limiting the above, Other Stock Interests may include stock bonuses, deferred stock, variable priced stock options, performance shares, phantom stock, and convertible securities, and may be granted in connection with or apart from other compensation programs or plans or other types of Awards under the Plan. In connection with the grant of Other Stock Interests, the Committee may provide for payment to the Recipient of amounts equal to dividends which would have been paid had Stock actually been issued to the Recipient. In addition, Other Stock Interests may provide for payment of cash or other property in lieu of Stock or other securities of the Company. The Committee shall place on any Other Stock Interest granted to a Reporting Person such restrictions as may be required by Rule 16b-3 at the time of grant, and shall amend the Plan accordingly to the extent required by Rule 16b-3.

SECTION 9.  STOCK ISSUANCE, PAYMENT, AND WITHHOLDING.

    (a) If an Award contemplates the payment of a purchase price (including the option price of Options), the Recipient may pay the purchase price in cash, Stock (including shares of previously-owned Stock, or Stock issuable in connection with the Award), or other property, to the extent permitted or required by the Award Agreement or the Committee from time to time. The Committee may permit deemed or constructive transfers of shares in lieu of actual transfer and physical delivery of certificates. Except to the extent prohibited by applicable law, the Committee or its delegate may take any necessary or appropriate steps in order to facilitate the payment of any such purchase price. Without limiting the foregoing, the Committee may allow the Recipient to defer payment of such purchase price, or may cause the Company to loan the purchase price to the Recipient or to guaranty that any shares to be issued will be delivered to a broker or lender in order to allow the Recipient to borrow the purchase price. The Committee may require satisfaction of any rules or conditions in connection with paying the purchase price at any particular time, in any particular form, or with the Company's assistance.

    (b) If shares used to pay any such purchase price are subject to any prior restrictions imposed in connection with any plan of the Company (including the Plan), an equal number of the shares of Stock purchased shall be made subject to such prior restrictions in addition to any further restrictions imposed on such purchased shares by the terms of the Award Agreement or Plan.

    (c) When the obligation arises to collect and pay Required Withholding Taxes, the Recipient shall promptly reimburse the Company or Employer (as required by the Committee or Company) for the amount of such Required Withholding Taxes in cash, unless the Award Agreement or the Committee permits or requires payment in another form. In the discretion of the Committee or its delegate and at the Recipient's request, the Committee or its delegate may cause the Company or Employer to pay to the appropriate taxing authority Withholding Taxes in excess of Required Withholding Taxes on behalf of a Recipient, which shall be reimbursed by the Recipient. In the Award Agreement or otherwise, the Committee may allow a Recipient to reimburse the Company or Employer for payment of Withholding Taxes with shares of Stock or other property. The Committee may require the satisfaction of any rules or conditions in connection with any non-cash payment of Withholding Taxes. If a Recipient is a Reporting Person at the time of grant or during the Award's term and is given an election to pay any Withholding Taxes with Stock, the Committee shall have sole discretion to approve or disapprove such election at any time after the election is made.

    (d) If provided in the Award Agreement relating to an ISO, the Committee may prohibit the transfer by a Recipient of shares of Stock issued to him or her upon exercise of an ISO into the name of a nominee, and the Committee may require the placement of a legend on certificates for such shares reflecting such prohibition.

SECTION 10. FORFEITURES.

    (a) The Committee may include in any Award Agreement any provisions relating to forfeitures of Awards that it deems appropriate. Such forfeiture provisions may include, among others, prohibitions on competing with the

Company and its Subsidiaries and Affiliates and other detrimental conduct. Forfeiture provisions for one Award type may differ from those for another type, and also may differ among Awards of the same type. As used in the Plan, a "forfeiture" of an Award includes the recapture of economic benefits derived from an Award, as well as the forfeiture of an Award itself; however, the Committee may define the term more narrowly in specific Award Agreements or contexts.

    (b) Award Agreements may provide for any forfeiture provision to terminate or be waived upon an Acceleration Date. In its discretion, the Committee may provide in any Award Agreement for the termination of any forfeiture provision upon the happening of any specified event, and may terminate or waive any forfeiture provision by action taken after grant.

SECTION 11. ADJUSTMENTS AND ACQUISITIONS.

    (a) In the event of (i) any change in the outstanding shares of Stock by reason of any stock split, combination of shares, stock dividend, reorganization, merger, consolidation, or other corporate change having a similar effect, (ii) any separation of the Company including a spin-off or other distribution of stock or property by the Company, or (iii) any distribution to shareholders generally other than a normal dividend, the Committee shall make such equitable adjustments to the Plan and to outstanding Awards as it shall deem appropriate in order to prevent the dilution or enlargement of (A) the Awards which may be granted, the shares of Stock which may be issued, or the shares for which ISOs may be granted under the Plan, (B) the economic value of outstanding Awards or (C) the limitations imposed by
Section 2(b) of the Plan, provided, however, that the Committee shall not make any adjustment which would constitute or result in an increase in the aggregate number of Shares available under the Plan, or the annual limit on the number of Awards which may be granted to an Eligible Employee under Section 2(b) of the Plan, requiring shareholder approval under Section 422 or Section 162(m) of the Code. Any such determination by the Committee shall be conclusive and binding on all concerned.

    (b) In the event the Company or a Subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant Options, SARs or Limited Rights to employees or former employees of such corporation in substitution of stock awards, stock appreciation rights or limited stock appreciation rights (respectively) previously granted to them by such corporation upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in
Section 424(a) of the Code.

SECTION 12. ACCELERATION.

    (a) An "Acceleration Date" occurs when any of the following events occur:

        (i) any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 under the Act) of more than 30% of the Company's then outstanding voting securities (measured on the basis of voting power), provided, however, that shares issued or distributed by the Company in connection with the acquisition of another company or business from such Person shall be counted as being outstanding, but otherwise shall be ignored in determining the percentage beneficially owned by such Person;

        (ii) the shareholders of the Company approve a definitive agreement of merger or consolidation with any other corporation or business entity, other than (x) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (y) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities;

        (iii) a change occurs in the composition of the Board of Directors during any period of twenty-four consecutive months such that individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

        (iv) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

        For purposes of this paragraph, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (aa) the Company or any of its subsidiaries, (bb) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (cc) an underwriter temporarily holding securities pursuant to an offering of such securities, or (dd) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Stock.

    (b) If an Acceleration Date occurs while Awards remain outstanding under the Plan, then all Awards shall "vest," which means:

        (i)  all Options and SARs shall become fully exercisable; and

        (ii) all shares of Restricted Stock shall become nonforfeitable and freely transferable (except for such restrictions as may be imposed by the Securities Act of 1933, as amended, or applicable state securities laws), and all conditions to unrestricted ownership provided in their Award Agreements which have not previously been satisfied shall lapse. In the case of Other Stock Interests, the term "vest" shall have that meaning given it by the Committee at the time of grant.

    (c) Except to the extent prohibited by Rule 16b-3 in the case of Reporting Persons, the Committee may accelerate the date on which any Award or Stock or property issued pursuant to an Award shall vest and may remove any restrictions on such Award at any time after grant and for any reason the Committee deems appropriate.

    (d) All Awards, and all shares of Stock or property issued pursuant to an Award, shall automatically vest upon a termination of employment caused by the death, Disability, or (except for Restricted Stock and Other Stock Interests) retirement of the Recipient. The Committee may determine the circumstances under which a Recipient is deemed to have retired.

SECTION 13. ADMINISTRATION.

    (a) The Plan shall be administered by the Compensation and Human Resources Committee of the Board, or another committee appointed by the Board from time to time, consisting of three or more persons, each of whom at all times shall be a member of the Board and none of whom shall be an officer or employee of the Company or any of its subsidiaries at the time of service. Committee members shall not be eligible for selection to receive Awards under the Plan.

    (b) During any time when one or more Committee members may not be qualified to serve under Rule 16b-3 or Section 162(m) of the Code, the Committee may form a sub-Committee from among its qualifying members to act, in lieu of the full Committee, with respect to all or any specified category of Awards granted to all or any specified group of Recipients, and may take other actions deemed appropriate and convenient to prevent, control, minimize, or eliminate any adverse effects of such potential disqualification. At the Committee's request or on its own motion, the Board may ratify or approve grants, or any terms of any grants, made by the Committee or a sub-Committee during any time that any member of the Committee may not be qualified to approve such grants or terms under Rule 16b-3.

    (c) A majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be the acts of the Committee. The Committee may meet in person, by telephone or television conference, or in any other manner permitted by applicable law. From time to time the Committee may adopt, amend, and rescind such rules and regulations for carrying out the Plan and implementing Award Agreements, and the Committee may take such action in the administration of the Plan, as it deems proper. The interpretation of any provisions of the Plan by the Committee shall be final and conclusive unless otherwise determined by the Board.

SECTION 14. AMENDMENT, TERMINATION, SHAREHOLDER APPROVAL.

    (a) The Board may amend or terminate the Plan at any time, except that without the approval of the Company's shareholders, no amendment shall (i) increase the maximum number of shares issuable, or the maximum number of shares for which ISOs may be granted, under the Plan, (ii) change the class of persons eligible to be Recipients, (iii) change the annual limit on Awards which may be granted to an Eligible Employee provided in Section 2(b), (iv) withdraw the authority of the Committee to administer the Plan, or (v) change the provisions of this Section 14(a).

    (b) The Committee may amend the Plan from time to time to the extent necessary to (i) comply with Rule 16b-3 and, to the extent it deems appropriate, (ii) prevent benefits under the Plan from constituting "applicable employee remuneration" within the meaning of Section 162(m) of the Code.

    (c) No Awards may be granted under the Plan after February 21, 2006.

    (d) The approval by shareholders described in this Section shall consist of the approving vote of the holders of a majority of the outstanding shares of Stock present (in person or by proxy) at a meeting of the shareholders at which a quorum is present, unless a greater vote is required by the Company's charter or by-laws, by the Board, by the Company's principal stock exchange, or by applicable law (including Rule 16b-3 or Section 162(m) of the Code).

SECTION 15. ADDITIONAL PAYMENTS.

    The Committee may grant a Recipient the right to receive additional compensation in cash or other property (in addition to any cash or other property payable under the terms of the Award itself) upon the exercise of Options, SARs, or exercisable Other Stock Interests, or the vesting of Restricted Stock or non-exercisable Other Stock Interests, provided that (i) in the case of ISOs such compensation is includible in income under Sections 61 and 83 of the Code at the time of such exercise or vesting and (ii) no such right may be granted in connection with any SARs or Limited Rights which are alternatives to ISOs.

SECTION 16. DEFINITIONS.

    (a)  "Acceleration Date" has the meaning given in Section 12(a).

    (b) "Act" means the Securities Exchange Act of 1934, as amended from time to time.

    (c) "Affiliate" means any entity in which the Company has a substantial direct or indirect equity interest (other than a Subsidiary), as determined by the Committee.

    (d) "Award" means a grant of ISOs, NQSOs, SARs, Limited Rights, Restricted Stock or Other Stock Interests.

    (e) "Award Agreement" means the written agreement referred to in Section 4(a) between the Company and the Recipient evidencing an Award.

    (f)  "Board" means the Board of Directors of the Company.

    (g) Options "cease to qualify as ISOs" when they fail or cease to qualify for the exclusion from income provided in Section 421 (or any successor provision) of the Code.

    (h) "Code" means the U.S. Internal Revenue Code as in effect from time to time.

    (i) "Committee" means the Compensation and Human Resources Committee described in Section 13 hereof.

    (j)  "Company" means The Earthgrains Company and its successors.

    (k) "Disability" means the condition of being "disabled" within the meaning of Section 422(c)(6) of the Code or any successor provision.

    (l) "Eligible Employee" means a person who is eligible to receive an Award under Section 3 of the Plan.

    (m) "Employer" means the Company, the Subsidiary, or the Affiliate which employs the Recipient.

    (n) "Fair Market Value" of Stock on a given date means (i) the average of the highest and lowest selling prices per share of Stock reported on the New York Stock Exchange Composite Tape or similar quotation service for such date,
(ii) if Stock is not listed on the New York Stock Exchange, the average of the highest and lowest selling prices per share of Stock as reported for such date on the principal stock exchange or quotation system in the U.S. on which Stock is listed or quoted (as determined by the Committee), or (iii) if neither of the preceding clauses is applicable, the value per share determined by the Committee in a manner consistent with the Treasury Regulations under Section 2031 of the Internal Revenue Code. If no sale of Stock occurs on such date, but there were sales reported within a reasonable period both before and after such date, the weighted average of the means between the highest and lowest selling prices on the nearest date before and the nearest date after such date shall be used, with the average to be weighted inversely by the respective numbers of trading days between the selling dates and such date. "Fair Market Value" of Restricted Stock is the same as the Fair Market Value of any other Stock.

    (o)  "Forfeiture" has the meaning given in Section 10(a).

    (p) "ISO" or "Incentive Stock Option" means an option to purchase one share of Stock for a specified option price which is designated by the Committee as an "Incentive Stock Option" and which qualifies as an "incentive stock option" under Section 422 (or any successor provision) of the Code.

    (q)  "Limited Right" has the meaning given in Section 6.

    (r) "NQSO" or "Non-Qualified Stock Option" means an option to purchase one share of Stock for a specified option price which is designated by the Committee as a "Non-Qualified Stock Option," or which is designated by the Committee as an ISO but which ceases to qualify as an ISO.

    (s)  "Option" means an ISO or an NQSO.

    (t) "Option Agreement" means an Award Agreement which evidences a grant of Options.

    (u) "Optionee" means a person to whom Options are granted pursuant to the Plan.

    (v)  "Other Stock Interest" has the meaning given in Section 8.

    (w) "Plan" means The Earthgrains Company 1996 Stock Incentive Plan, as amended from time to time.

    (x) "Recipient" means an Eligible Employee to whom an Award is granted pursuant to the Plan.

    (y) "Reporting Person," as of a given date, means a Recipient who would be required to report a purchase or sale of Stock occurring on such date to the Securities and Exchange Commission pursuant to Section 16(a) of the Act and the rules and regulations thereunder.

    (z)  "Restricted Stock" has the meaning given in Section 7.

    (aa) "Rule 16b-3" means Rule 16b-3 (as amended from time to time) promulgated by the Securities and Exchange Commission under the Act, and any successor thereto.

    (bb) "SAR" means a stock appreciation right, which is a right to receive cash, Stock, or other property having a value on the date the SAR is exercised equal to (i) the excess of the Fair Market Value of one share of Stock on the exercise date over (ii) the base price of the SAR. The term "SAR" does not include a Limited Right.

    (cc) "Stock" means shares of the common stock of the Company, par value $0.01 per share, or such other class or kind of shares or other securities as may be applicable under Section 11. The term "Stock" shall include shares of Restricted Stock unless expressly provided otherwise in the Plan or an Award Agreement.

    (dd) "Subsidiary" means a "subsidiary corporation" of the Company as defined in Section 424(f) (or any successor provision) of the Code.

    (ee) "Vest" has the meaning given in Section 12(b).

    (ff) "Withholding Taxes" means, in connection with an Award, (i) the total amount of Federal and state income taxes, social security taxes, and other taxes which the Employer of the Recipient is required to withhold ("Required Withholding Taxes") plus (ii) any other such taxes which the Employer, in its sole discretion, withholds at the request of the Recipient.

SECTION 17. MISCELLANEOUS.

    (a) Each provision of the Plan and Option Agreement relating to ISOs shall be construed so that all ISOs shall be "incentive stock options" as defined in Section 422 of the Code or any statutory provision that may replace Section 422, and any provisions thereof which cannot be so construed shall be disregarded. Except as provided in Section 10, no discretion granted or allowed to the Committee under the Plan shall apply to ISOs after their grant except to the extent the related Option Agreement shall so provide. Notwithstanding the foregoing, nothing shall prohibit an amendment to or action regarding outstanding ISOs which would cause them to cease to qualify as ISOs, so long as the Company and the Optionee shall consent to such amendment or action.

    (b) Without amending the Plan, Awards may be granted to Eligible Employees who are foreign nationals or who are employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan. Such different terms and conditions may be reflected in Addenda to the Plan. However, in the case of ISOs, no such different terms or conditions shall be employed if such term or condition constitutes, or in effect results in, an increase in the aggregate number of shares which may be issued under the Plan or a change in the definition of Eligible Employee.

    (c) Notwithstanding any other provision in the Plan, the Committee shall not act with respect to any Reporting Person in a manner which would contravene any requirement of Rule 16b-3 as in effect at the time of such action, without the knowing consent of such Reporting Person.

    (d) Nothing in the Plan or any Award Agreement shall confer on any person or expectation to continue in the employ of his or her Employer, or shall interfere in any manner with the absolute right of the Employer to change or terminate such person's employment at any time for any reason or for no reason.

                                                                     APPENDIX B
                                                                     ----------

                            THE EARTHGRAINS COMPANY


                         EXCEPTIONAL PERFORMANCE PLAN

                           EFFECTIVE MARCH 26, 1997

SECTION 1.  ESTABLISHMENT OF PLAN.

    The Earthgrains Company does hereby adopt The Earthgrains Company Exceptional Performance Plan set forth herein for the purpose of attracting, motivating and rewarding certain employees of the Company with qualified performance-based compensation.

SECTION 2.  DEFINITIONS.

    2.1. Affiliate: Any entity in which the Company has a substantial direct or indirect equity interest.

    2.2.  Board: The Board of Directors of the Company.

    2.3. Bonus: The amount payable to any Participant with respect to a Program.

    2.4. Change in Control: Change in Control shall have the meaning ascribed thereto in Section 10.1.

    2.5. Code: The Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder.

    2.6.  Committee: The Committee described in Section 9.

    2.7.  Company: The Earthgrains Company.

    2.8. Covered Employee: Covered Employee shall have the meaning ascribed thereto in Section 5.

    2.9. Eligible Employee: A person who is eligible to participate in the Plan in accordance with Section 5.

    2.10. Exchange Act: The Securities Exchange Act of 1934, as amended, and the regulations and interpretations promulgated thereunder.

    2.11. Participant: An Eligible Employee who is designated as a Participant in a Program pursuant to Section 5.

    2.12. Performance Goal: Performance Goal shall have the meaning ascribed thereto in Section 6.

    2.13. Performance Period: Any period of time designated by the Committee in accordance with Section 4 with respect to which Bonuses may be paid under a Program.

    2.14. Plan: The Earthgrains Exceptional Performance Plan, as amended from time to time.

    2.15. Program: A Bonus Program established by the Committee which designates the Participants, the Covered Employees, a Performance Period, Performance Goals, and formulas or standards for determining the amounts of Bonuses payable under the Plan.

SECTION 3.  BONUS PROGRAMS.

    The Committee shall have the authority to establish one or more Programs pursuant to which Bonuses may be paid to one or more Participants.

SECTION 4.  PERFORMANCE PERIODS.

    For each Program, the Committee shall set forth one or more Performance Periods over which performance will be measured to determine whether and in what amounts to pay Bonuses to Participants. A Performance Period may be a fixed period of time or a period which terminates upon the occurrence of one or more pre-established events. Each Program must be established in writing prior to the expiration of any prescribed time period for the pre-establishment of Performance Goals under Section 162(m) of the Code.

SECTION 5.  ELIGIBILITY, PARTICIPATION AND COVERED EMPLOYEES.

    Management employees of the Company and its Affiliates shall be Eligible Employees. For each Program, the Committee shall designate as Participants one or more Eligible Employees. Each Program shall also set forth those individuals the Committee believes may be or become covered employees as that term is defined in Section 162(m) of the Code ("Covered Employees") for any taxable year in which Bonuses may be payable to Participants under the Program.

SECTION 6.  PERFORMANCE CRITERIA AND GOALS.

    All Bonuses shall be based upon one or more of the following criteria, which may be Company-wide or specific to an Affiliate, division, product, and/or geographic area: sales, revenues, earnings (including, without limitation, earnings before interest, taxes, depreciation and amortization), earnings per share, return on equity, return on assets, return on capital, cash flow, market share, stock price, costs and productivity ("Performance Criteria"). For each Program and for each Participant, the Committee shall establish one or more objective performance goals based upon one or more Performance Criteria ("Performance Goals"). No Bonus shall be paid to any Covered Employee if the applicable Performance Goal(s) are not satisfied during the applicable Performance Periods.

SECTION 7.  AMOUNTS OF BONUSES.

    For each Program, the Committee shall designate an objective formula or standard for determining the dollar amount of each Participant's Bonus (the "Bonus Formula"). In no event shall the total amount of Bonuses paid to any Covered Employee in any fiscal year exceed $1 million. Except with respect to Bonuses payable to Covered Employees, and notwithstanding failure to satisfy the applicable Performance Goal(s), the Committee shall have the discretion to increase or reduce the amount of any Participant's Bonus above or below the standard or formula amount to reflect individual performance and/or unanticipated factors; the Committee may only reduce the amount of any Bonuses payable to Covered Employees below the Bonus Formula amount to reflect individual performance and/or unanticipated factors.

SECTION 8.  PAYMENT OF BONUSES.

    After the close of each Performance Period, the Committee shall certify in writing the achievement of the applicable Performance Goal(s) and the amount of any Bonuses payable to Covered Employees under the Bonus Formula. No Bonuses shall be paid under this Plan to Covered Employees unless and until the Plan has received shareholder approval as required by Section 162(m) of the code. Subject to the foregoing, the timing of payment of all Bonuses to both Covered Employees and Participants who are not Covered Employees shall be within the sole discretion of the Committee. The Company shall withhold from any amount payable under the Plan all taxes required to be withheld by any federal, state or local government.

SECTION 9.  ADMINISTRATION BY COMMITTEE.

    The Plan shall be administered by a committee established by the Board or a subcommittee established by a committee of the Board (the "Committee"). The Committee shall be comprised of at least two outside directors of the Company as that term is defined in Section 162(m) of the Code and the Regulations thereunder. The members of the Tax Qualified Subcommittee of the Human Resources and Executive Compensation Committee shall initially serve as the members of the Committee. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

SECTION 10. CHANGE IN CONTROL.

    10.1. Change in Control Defined. For purposes of this Plan, a "Change in Control" shall occur if:

        (a) Any Person (as defined herein) becomes the beneficial owner directly or indirectly (within the meaning of Rule 13d-3 of the Exchange
    Act) of more than 30% of the Company's then outstanding voting securities (measured on the basis of voting power);

        (b) The shareholders of the Company approve a definitive agreement to merge or consolidate the Company with any other corporation, other than an agreement providing for (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 50% of the combined voting power of the Company's then outstanding securities;

        (c) A change occurs in the composition of the Board during any period of twenty-four consecutive months such that individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; or

        (d) The shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

    For purposes of this paragraph, "Person" shall have the meaning given in
Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (w) the Company or any of its subsidiaries, (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (y) an underwriter temporarily holding securities pursuant to an offering of such securities, or (z) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.

    10.2. Adjustments Upon Change in Control. On the date a Change in Control occurs to the extent expressly set forth in the applicable Program, appropriate adjustments shall be made to the applicable Performance Goal(s), Performance Periods, and Bonus Formulas to prevent or limit forfeiture of Bonuses under a Program. A Program which includes such equitable adjustment provisions may (i) limit the Committee's ability to exercise Committee Discretion upon a Change in Control; (ii) prohibit any post-Change in Control amendment to the Program which would adversely affect any Participant without the written consent of such Participant; and (iii) provide for a gross-up of benefits payable under the Program to compensate Participants for any excise or other special tax imposed by reason of the equitable adjustment provisions.

SECTION 11. AMENDMENT AND TERMINATION.

    The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform to Section 162(m) of the Code may be made by the Committee. No amendment may be made to the class of individuals constituting Eligible Employees, the Performance Criteria or the maximum Bonus payable to any Covered Employee in a year set forth in Section 7 without shareholder approval unless shareholder approval is not required in order for Bonuses paid to Covered Employees to constitute qualified performance-based compensation under Section 162(m) of the Code. The Committee may amend the Plan in any way if the Committee determines that such amendment may be made without shareholder approval and without jeopardizing qualification of Bonuses to Covered Employees as performance-based compensation under Section 162(m) of the Code.

SECTION 12. MISCELLANEOUS.

    12.1. Effective Date. The Plan shall be effective as of March 26, 1997.

    12.2. No Guarantee of Employment or Compensation. The Plan shall not restrict the Company or any Affiliate from discharging an Eligible Employee from employment, restrict any Eligible Employee from resigning from such employment, or restrict the Company or any Affiliate from increasing or decreasing the compensation of any Eligible Employee.

    12.3. Claims. Except in the case of a Change in Control, no person shall have any claim to any Bonus. There is no obligation for uniformity of treatment of Eligible Employees.

    12.4. No Alienation. Except as required by law, amounts payable under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary.

    12.5. Other Incentive Plans. Nothing contained in the Plan shall prohibit the Company from granting other performance awards to employees (including Eligible Employees) under such conditions, and in such form and manner, as it sees fit. The adoption of the Plan does not preclude the adoption of any other bonus or incentive plan for employees; nor shall adoption of any Program preclude the adoption of additional Programs under the Plan.

    12.6. Governing Law. Subject to the provisions of applicable federal law, the Plan shall be administered, construed and enforced according to the laws of the State of Missouri.

    12.7. Severability. The invalidity of any particular clause, provision or covenant herein shall not invalidate all or any part of the remainder of the Plan, but such remainder shall be and remain valid in all respects as fully as the law will permit.

                                     PROXY
                            The Earthgrains Company

                        Annual Meeting of Shareholders
                Friday, July 25, 1997, 10:00 A.M. (local time)
                    in the Lecture Hall at America's Center
                             701 Convention Plaza
                          Saint Louis, Missouri 63101


The person(s) signing this proxy form hereby appoints Barry H. Beracha and Joseph M. Noelker as proxies, each with the power of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this form, all of the shares of stock that the person(s) signing this proxy form would be entitled to vote upon the matters set forth in the Notice of Meeting or which may properly come before the Annual Meeting of Shareholders of The Earthgrains Company to be held in the Lecture Hall at America's Center, 701 Convention Plaza, St. Louis, Missouri, on July 25, 1997, at 10:00 A.M. local time and at any adjournments thereof.


           (Be sure to sign and date the reverse side of this form)


-------------------------------------------------------------------------------
                          * FOLD AND DETACH HERE *



                            [EARTHGRAINS LOGO]

Directors recommend a vote FOR     THE EARTHGRAINS COMPANY     Please mark
Items 1, 2, 3, and 4                      PROXY FORM           your vote as
                                                               indicated in  /X/
                                                               this example


--------------------------------------------------------------------------------
1. Election of Directors

   FOR all nominees          WITHHOLD        (Instruction: To withhold authority
       listed               AUTHORITY        to vote for any individual nominee,
  (except as marked        to vote for       strike a line through the nominee's
   to the contrary)        all nominees      name.)
                             listed          Jaime Iglesias  William E. Stevens

        /   /                  /  /

-------------------------------------------------------------------------------

2. Ratification of the 1996 Stock
   Incentive Plan:

         FOR         AGAINST        ABSTAIN

        /  /          /  /           /  /

-------------------------------------------------------------------------------

3. Approval of an amendment to the 1996
   Stock Incentive Plan:


         FOR         AGAINST        ABSTAIN

        /  /          /  /           /  /

-------------------------------------------------------------------------------


4. Approval of the new Exceptional Performance Plan:


         FOR         AGAINST        ABSTAIN

        /  /          /  /           /  /

-------------------------------------------------------------------------------


5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.


-------------------------------------------------------------------------------

Check here if you plan to attend
             the Annual Meeting.    /  /

-------------------------------------------------------------------------------

                                        This proxy is solicited on behalf of
                                        the Board of Directors. When properly
                                        executed, it will be voted FOR Items
                                        #1, #2, #3, and #4 unless contrary
                                        instructions are indicated.

                                        Dated:___________________________, 1997

                                        _______________________________________

                                        _______________________________________
                                              SIGNATURE OF SHAREHOLDER(S)

                                       (Sign exactly as your name or names
                                       appear at the left; in the case of
                                       shares held by joint owners, all joint
                                       owners should sign; fiduciaries should
                                       indicate title and authority.)

                                          PLEASE MARK, SIGN, DATE AND RETURN
                                          PROMPTLY IN THE ENCLOSED ENVELOPE.


-------------------------------------------------------------------------------
                   * PLEASE DETACH PROXY FORM HERE, SIGN AND MAIL *


                               ADMISSION TICKET
                            The Earthgrains Company

                        Annual Meeting of Shareholders
                Friday, July 25, 1997, 10:00 A.M. (local time)
                   in the Lecture Hall at America's Center
                            701 Convention Plaza
                        Saint Louis, Missouri 63101

                                                     Please present this ticket
                                                                for admittance.


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING, WHETHER OR
NOT YOU ATTEND THE MEETING IN PERSON. TO MAKE SURE YOUR SHARES ARE REPRESENTED, WE URGE YOU TO COMPLETE, DETACH AND MAIL THE PROXY FORM.


===============================================================================
    If you plan to attend the Annual Meeting, please mark the appropriate box on the proxy form above and mail to the tabulator in the enclosed business reply envelope. Present this ticket to The Earthgrains Company representative at the entrance to the meeting.
===============================================================================

The Earthgrains Company is pleased to announce our new transfer agent:
ChaseMellon Shareholder Services. Telephone inquiries regarding your shares of Earthgrains' stock should be made to ChaseMellon Shareholder Services' new Automated Toll-Free Telephone Response Center at 1-888-213-0971.

                                  APPENDIX

     Page 19 of the printed proxy contains a stock performance graph. The information contained in the graph has been presented in a tabular format following the graph.